SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

VISHAY PRECISION GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.

[ ]	Fee paid previously with preliminary materials:

[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VISHAY PRECISION GROUP, INC.
3 GREAT VALLEY PARKWAY
SUITE 150
MALVERN, PENNSYLVANIA 19355

April 11, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Vishay Precision Group, Inc., to be held at 9:00 a.m., local time, on Wednesday, May 21, 2025. The meeting will be held in a virtual format via the Internet.

During the annual meeting, we will discuss each item of business described in the attached Notice of Annual Meeting of Stockholders and proxy statement and provide a report on Vishay Precision Group’s business operations. There will also be time for questions.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Vishay Precision Group, Inc. We hope you will be able to attend the annual meeting. Whether or not you expect to attend the annual meeting, and regardless of the number of shares you own, it is important to us and to our business that your shares are represented and voted at the annual meeting. Therefore, you are encouraged to vote over the Internet, by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card, so that your shares will be represented and voted at the 2025 Annual Meeting. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.

Sincerely,

/s/ Saul Reibstein
Saul Reibstein
Chairman of the Board of Directors

VISHAY PRECISION GROUP, INC.
3 GREAT VALLEY PARKWAY
SUITE 150
MALVERN, PENNSYLVANIA 19355

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 21, 2025

The 2025 Annual Meeting of Stockholders of Vishay Precision Group, Inc. will be held on Wednesday, May 21, 2025 at 9:00 a.m., local time. The meeting will be held in a virtual format via the Internet. You will be able to attend the 2025 Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/VPG2025.

The meeting will be held to consider and act upon:

1.	The election of seven directors to hold office until the annual meeting of stockholders in 2026;

2.	The ratification of the appointment of our independent registered public accounting firm for fiscal year 2025;

3.	The advisory vote on executive compensation of named executive officers; and
4.	Such other business as may be brought properly before the meeting.

Our stockholders of record at the close of business on March 24, 2025 will be entitled to vote at the annual meeting or at any adjournment thereof. Whether or not you expect to attend the meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions under the heading “How do I vote my shares? Can I vote electronically?” on page 3 of this proxy statement; the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail; or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

/s/ William M. Clancy
William M. Clancy
Chief Financial Officer and Corporate Secretary

Malvern, Pennsylvania
April 11, 2025

Important Notice of Internet Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 21, 2025.

The Proxy Statement for the 2025 Annual Meeting of Stockholders and our 2024 Annual Report to
Stockholders are available for view on the Investor Relations page of our website:

https://ir.vpgsensors.com

VISHAY PRECISION GROUP, INC.
3 GREAT VALLEY PARKWAY
SUITE 150
MALVERN, PENNSYLVANIA 19355
________________
PROXY STATEMENT
________________

The accompanying proxy is solicited by the Board of Directors of Vishay Precision Group, Inc. for use at the 2025 Annual Meeting of Stockholders to be held on Wednesday, May 21, 2025 at 9:00 a.m., local time. The meeting will be held in a virtual format via the Internet.
ABOUT THE MEETING
Why are we holding the 2025 Annual Meeting?
As a matter of good corporate practice, and in compliance with applicable corporate law and the rules of the New York Stock Exchange ("NYSE"), we hold a meeting of stockholders annually. This year’s meeting will be held on May 21, 2025. There will be at least three items of business that must be voted on by our stockholders at the meeting, and our Board of Directors (the “Board”) is seeking your proxy to vote on these items. This proxy statement contains important information about Vishay Precision Group, Inc. and the matters that will be voted on at the meeting. Please read these materials carefully so that you have the information you need to make informed decisions. Throughout this proxy statement, we will refer to ourselves as “Vishay Precision Group, Inc.,” “VPG,” “we,” “our,” or the “Company.”
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this proxy statement and our 2024 Annual Report to Stockholders, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which is being mailed to our stockholders on or about April 11, 2025, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.
What is a proxy?
A proxy is your legal designation of another person to vote the shares of stock that you own. The person you designate to vote your shares is also called a proxy. When you submit a proxy, the people named on the proxy card are required to vote your shares at the annual meeting in the manner you have instructed.
What is the record date and why is it important?
The record date is the date used by our Board to determine which stockholders are entitled to receive notice of, and vote on the items presented at, the annual meeting. Our Board established March 24, 2025 as the record date for the 2025 Annual Meeting.
What is the difference between “Stockholders of Record” and “Beneficial Owners”?
If your shares are registered directly in your name with our transfer agent, you are considered to be the stockholder of record of those shares. The Notice or this proxy statement, annual report and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” The Notice or this proxy statement, the annual report, and voting instruction form have been forwarded to you by your broker, bank, or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.
Who can attend the meeting?
All stockholders as of the record date, or their duly appointed proxies, are invited to attend the meeting. The meeting will be held in a virtual format via the Internet. Stockholders may participate in, and may vote and ask questions at, the annual meeting by visiting the following website: www.virtualshareholdermeeting.com/VPG2025. To participate in or vote or ask questions at the annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

What proposals will I be voting on and how does the Board of Directors recommend I vote?
The Board’s recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:
•FOR the election of seven directors to hold office for terms of one year or until their successors are duly elected and qualified (see Proposal One);
•FOR the ratification of the appointment of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (see Proposal Two); and
•FOR the approval, on an advisory basis, of the compensation for our named executive officers (see Proposal Three);

Does VPG have more than one class of stock outstanding?
We have two classes of stock outstanding, common stock and Class B common stock. On the record date, there were 12,234,453 shares of common stock and 1,022,887 shares of Class B common stock outstanding and entitled to vote.

Can stockholders act by written consent?

Yes, our charter documents provide that stockholders may consent to actions in writing in lieu of a meeting if either all of the stockholders that would be entitled to vote upon the action at any such meeting shall consent in writing or the stockholders holding at least the minimum percentage of the votes required to be cast to authorize any such action under the provisions of the Delaware General Corporation Law or under the provisions of our charter documents shall consent in writing, provided, that prompt notice of the taking of the action without a meeting by less than unanimous consent must be given to those stockholders who have not consented in writing.

What are the voting rights of each class of stock?
Each share of common stock will be entitled to one vote and each share of Class B common stock will be entitled to 10 votes with respect to each matter to be voted on at the annual meeting.
A list of stockholders entitled to vote at the annual meeting will be available for examination by VPG’s stockholders during ordinary business hours for a period of ten days prior to the annual meeting at our headquarters, 3 Great Valley Parkway, Suite 150, Malvern, Pennsylvania 19355. A stockholder list will also be available for examination at the annual meeting.

What constitutes a quorum?
A quorum is the minimum number of votes required to be present at the annual meeting to conduct business. As set forth in VPG’s by-laws, the holders of a majority of the votes represented by the outstanding shares of common stock and Class B common stock, voting together as a single class, present virtually, or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting.
What vote is required to approve each proposal?
On each matter to be voted on at the 2025 Annual Meeting, the holders of common stock and Class B common stock will vote together as a single class. Assuming a quorum is present, the vote required and method of calculation for the proposals to be considered at the annual meeting are as follows:
•Proposal One. The election of seven directors to hold office for terms of one year, or until their successors are duly elected and qualified. Directors will be elected by a plurality of the votes cast, which means that the seven nominees receiving the most "FOR" votes will be elected.
•Proposal Two. The ratification of the appointment of our independent registered public accounting firm for fiscal year 2025 requires the affirmative vote of a majority of the votes cast on Proposal Two.
•Proposal Three. The advisory approval of our executive compensation requires the affirmative vote of a majority of the votes cast on Proposal Three.
•Other Matters. Aside from the three proposals above, we are not aware of any other matter to be presented at the 2025 Annual Meeting.
How are abstentions, broker non-votes and withholding of authority considered?
Shares represented by proxies that are properly marked “abstain” will be counted for purposes of determining the presence of a quorum at the 2025 Annual Meeting. Abstentions will have no effect on the election of directors under Proposal One or on the vote under Proposal Two or Proposal Three.
Brokers holding shares for beneficial owners in street name must vote those shares according to specific instructions they receive from the beneficial owners. If instructions are not received, brokers may only vote the shares, in their discretion, on matters for which they are not precluded from exercising their discretion by the rules of the NYSE. Under the NYSE rules, a broker is permitted to vote shares on routine matters, which do not include the election of directors or the approval, on an advisory basis, of a resolution approving our executive compensation. Accordingly, brokers may not vote in their discretion on Proposal One or Proposal Three. For your vote to be counted with respect to Proposal One or Proposal Three, you will need to communicate your voting instructions to your bank, broker or other holder of record before the date of the 2025 Annual Meeting. Brokers may vote in their discretion on Proposal Two.
A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will be counted in determining whether there is a quorum at the annual meeting but will not be regarded as votes cast. Broker non-votes will therefore have no effect on the outcome of the vote on Proposal One, Proposal Two, or Proposal Three.

A stockholder’s withholding of authority to vote for a director nominee will not be counted as a vote and has no legal effect.
How do I vote my shares? Can I vote electronically?
If you are a stockholder of record of our common stock as of the record date, there are four ways to vote:
•On the Internet. You can vote over the Internet at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions on your proxy card. You will need the 16-digit control number included on your proxy card.
•Over the Phone. You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week, and following the instructions on your proxy card.

•By Mail. If you requested a copy of our proxy materials by mail, you may complete, sign and mail your enclosed proxy card to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.
•Virtually, during the meeting. You may vote at the annual meeting.
The shares represented by your proxy, whether voted using the Internet, by phone, or mail, will be voted as directed with respect to each of the proposals set forth in the proxy statement, OR, if no direction is indicated by your proxy for a proposal, in accordance with the recommendation of the Board.
You may either vote “for all” nominees,“withhold” your vote for the election of all director nominees or vote for certain nominees and withhold your vote for others under Proposal One. You may vote “for,” “against,” or “abstain” on Proposal Two and Proposal Three.

If your shares are held in a stock brokerage account or by a bank or other nominee, you must follow the instructions provided by your broker, bank, or nominee on how to vote.

Whether or not you plan to attend the meeting, we strongly encourage you to vote by proxy prior to the meeting.
Can I change my vote after I return my proxy card?
Yes. You may revoke your proxy at any time before it is voted at the 2025 Annual Meeting. In order to revoke your proxy, you may either:
•sign, and timely return, another proxy card bearing a later date;
•provide written notice of the revocation to VPG’s Corporate Secretary; or
•attend the annual meeting and vote during the meeting.
If your shares are held in a stock brokerage account or by a bank or other nominee, you must follow the instructions provided by your broker, bank, or nominee on how to revoke your proxy.

What will happen if I provide my proxy but do not vote on one or more proposals?
If you are a stockholder of record, you should provide voting instructions for all proposals appearing on the proxy card. The persons named as proxies on the enclosed proxy card will vote your shares according to your instructions. However, if you provide a properly signed and dated proxy but fail to provide instructions on how you want your shares to be voted, your shares will be voted in accordance with the recommendation of the Board.
If you hold your shares in “street name,” you should provide voting instructions for all proposals appearing on the proxy card to your broker, bank, or other holder of record. If you do not provide voting instructions for all proposals, your broker, bank, or other holder of record might not be authorized to vote your shares on certain matters, in which event they will be recorded as “broker non-votes.” See the discussion under the heading “How are abstentions, broker non-votes and withholding of authority considered?” above.

What will happen if I do not provide my proxy?
If you are a stockholder of record and do not provide a proxy, your shares will not be voted unless you attend the 2025 Annual Meeting and vote your shares during the meeting.
If you are the beneficial owner of shares held in street name, and do not provide a proxy, your broker, bank, or other holder of record might not be authorized to vote your shares on certain matters and they will be recorded as “broker non-votes.” See the discussion under the heading “How are abstentions, broker non-votes and withholding of authority considered?” above.

Who paid to send me the proxy materials?
The cost of production and mailing of proxy materials, and the solicitation of proxies, is borne by VPG. The Board may use the services of VPG’s directors, officers and other regular employees to solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such fiduciaries, and VPG will reimburse them for the reasonable expenses incurred by them in so doing.

Who is assuming the expense of the proxy solicitation?

VPG engaged Alliance Advisors, LLC to assist with the solicitation of proxies and provide related advice and informational support for a services fee and reimbursement of customary disbursements, the total of which is not expected to exceed $10,000.

Are there any stockholders who own more than 5% of VPG’s shares or voting power?
According to filings made with the SEC, Dimensional Fund Advisors LP, Needham Asset Management LLC, BlackRock, Inc., Portolan Capital Management LLC, and the Vanguard Group each own greater than 5% of VPG’s outstanding common stock. In addition, each of the following private stockholders, Eugene Ames, Deborah Larkin, and Barbara Winslow, respectively, owns more than 5% of the outstanding shares of VPG’s Class B common stock. All of Mr. Ames’ 91,161 shares of Class B common stock are subject to a voting agreement pursuant to which Mrs. Ruta Zandman may direct the voting of such shares.

Ruta Zandman, the widow of the late founder of our technology, Dr. Felix Zandman, Ziv Shoshani (Mrs. Ruta Zandman’s nephew and our Chief Executive Officer and a member of our Board of Directors) and Marc Zandman (Dr. Felix Zandman's son and a current member of our Board of Directors) are co-trustees of a family trust which holds 3,010 shares of common stock and 615,487 shares of Class B common stock, representing less than 1% of our common stock and approximately 60% of our class B common stock, respectively, and, together, 27.4% of the aggregate voting power of the outstanding capital stock of the Company. Additionally, pursuant to a voting agreement with certain third parties, including Mr. Ames. Mrs. Zandman has the power to direct the voting of 171,609 shares of Class B common stock held by such third parties. Therefore, Ruta Zandman controls, solely or on a shared basis with Marc Zandman and Ziv Shoshani, approximately 35.1% of the total voting power of our capital stock; Marc Zandman controls, solely or on a shared basis with Ruta Zandman and Ziv Shoshani, approximately 27.5% of the total voting power of our capital stock; and Ziv Shoshani controls, solely or on a shared basis with Ruta Zandman and Marc Zandman, approximately 28.5% of the total voting power of our capital stock. Each of Ruta Zandman, Marc Zandman, Ziv Shoshani and the family trust intend to vote FOR ALL nominees in Proposal One, FOR Proposal Two and FOR Proposal Three.
See “Security Ownership of Certain Beneficial Owners and Management” for more information. Except as described above, none of these 5% or greater stockholders have indicated their intentions to VPG regarding matters to be voted on at the annual meeting.

GOVERNANCE OF THE COMPANY

How is VPG governed?
At VPG, day-to-day business activities are carried out by our employees under the direction and supervision of Ziv Shoshani, our Chief Executive Officer (“CEO”). The Board oversees these activities. In doing so, each director is required to apply his or her business judgment in the best interests of VPG and its stockholders. The Board’s primary responsibilities include:
•Review of our performance, strategies, and major decisions;
•Oversight of our compliance with legal and regulatory requirements and the integrity of our financial statements;
•Oversight of management, including review of the CEO’s performance and succession planning for key management roles; and
•Oversight of compensation for the CEO, key executives and the Board, as well as oversight of compensation policies and programs for all employees.
Additional description of the Board’s responsibilities is included in our Corporate Governance Principles document, which is available to stockholders on our website and in print upon request, as described in this proxy statement.
Where can I find more information about the corporate governance practices of VPG?
Various corporate governance related documents are available on our website, including:
•Corporate Governance Principles
•Code of Business Conduct and Ethics
•Code of Ethics Applicable to the Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer or Controller
•Policy Regarding Qualifications of Directors
•Audit Committee Charter
•Nominating and Corporate Governance Committee Charter
•Compensation Committee Charter
To view these documents, access our Investor Relations page at https://ir.vpgsensors.com and click on “Governance” and then "Governance Documents." Any of these documents can be obtained in print by any stockholder upon written request to VPG’s investor relations department.
We intend to post any amendments to, or any waivers from, a provision of our Code of Ethics Applicable to the Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer or Controller on our website.
The Company has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of the Company’s securities by employees, officers and directors that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company (the “Insider Trading Compliance Policy”). The Company’s Insider Trading Compliance Policy was filed as Exhibit 19.1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 25, 2025 (the “Form 10-K”).
What is the composition of our Board of Directors?
VPG has a single class of directors, all of whom are elected annually. The number of directors is fixed by the Board, subject to a maximum of nine directors as provided in the Company’s charter documents. There are currently nine members of the Board and the Board has approved that the number of directors shall be fixed at seven effective immediately following the 2025 Annual Meeting. As described in Proposal One, those seven nominees for the Board are nominated to serve for a term expiring at the annual meeting of stockholders in 2026.
Biographical information on each of the directors nominated for election or re-election is included in Proposal One.
How does the Board determine which directors are considered independent?
In assessing independence, our Board considers whether a director has a direct or indirect material relationship with VPG. A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of VPG and its stockholders. The materiality standard applied by the Board includes, but is not limited to, the disqualifying relationships set forth in the governance listing standards of the NYSE.
Accordingly, the Board has concluded that Janet Clarke, Bruce Lerner, Sejal Shah Gulati, Saul Reibstein, Erez Lorber, Nava Swerksy Sofer and Timothy Talbert qualify and, upon election to the Board, Kobi Altman will qualify, as independent directors. The Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee of the Board are composed entirely of independent directors.
How often did the Board meet during 2024?
The Board met six times during 2024. In 2024, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and any Committee on which such director served during their period of Board service in 2024. All eight of our directors at the time attended the 2024 annual meeting of stockholders. It is the policy of the Board that directors are expected to attend the 2025 Annual Meeting and all future annual meetings of stockholders.
What is the role of the Board’s Committees?
Nominating and Corporate Governance Committee - The functions of the Nominating and Corporate Governance Committee include identifying individuals qualified to become members of the Board; selecting and recommending that the Board approve the director nominees for the next annual meeting of stockholders; developing and recommending to the Board a set of corporate governance principles for VPG; overseeing the evaluation of the Board and the management of VPG; administering VPG’s Related Party Transactions Policy; and performing other related functions specified in the Nominating and Corporate Governance Committee’s charter. A copy of the Nominating and Corporate Governance Committee’s charter is available to stockholders on our website and in print upon request.
The chair of the Nominating and Corporate Governance Committee is designated under our Corporate Governance Principles to preside at the executive sessions of the Board’s non-management directors. The current chair of the Nominating and Corporate Governance Committee is Mr. Talbert.
Audit Committee - The functions of the Audit Committee include overseeing VPG’s accounting and financial reporting processes; overseeing the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting; assisting the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independence and qualifications of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm; and performing other related functions specified in the Audit Committee’s charter. The Audit Committee consists of three non-management directors, each of whom satisfies the independence requirements of the rules of the SEC and the governance listing requirements of the NYSE. All of the members of the Audit Committee also satisfy the financial literacy requirements of the NYSE and the Board has determined that Mr. Reibstein, the chair of the Audit Committee, qualifies as an audit committee financial expert under the rules of the SEC. A copy of the Audit Committee’s charter is available to stockholders on our website and in print upon request.
Compensation Committee - The functions of the Compensation Committee include evaluating the performance of the Company’s executive officers and, based on this evaluation, determining and approving the compensation of the executive officers; making recommendations to the Board with respect to, and administering, our incentive compensation plans and equity based compensation plans; and performing other related functions specified in the Compensation Committee’s charter. The Compensation Committee is authorized, within the limits of the Company’s 2022 Stock Incentive Plan (the “2022 Stock Incentive Plan”): (i) to determine the individuals who are to receive awards; (ii) to determine the type of awards, including stock, stock options, restricted stock and restricted stock units (“RSUs”); (iii) to determine the vesting requirements with respect to those awards; and (iv) to administer and interpret the 2022 Stock Incentive Plan. Ms. Clarke is the chair of the Compensation Committee. A copy of the Compensation Committee’s charter is available to stockholders on our website and in print upon request.
Board Leadership Structure and Role in Risk Oversight
The Board believes that it is important to retain the flexibility to combine or separate the responsibilities of the offices of Chairman of the Board and CEO, as may be in the best interests of the Company from time to time.

The significant experience of Mr. Reibstein, our Chairman, with the business of the Company and its Board, including his service as chair of the Audit Committee, uniquely qualifies him to serve as the Board’s non-executive Chairman. At the same time, the active membership of our CEO, Mr. Ziv Shoshani, assures our Board of the benefit of his comprehensive knowledge of the Company’s business, day-to-day operations, industry and competitive challenges.
Management continually monitors the material risks facing the Company, including financial risk, strategic risk, operational risk, corporate governance risk, and legal and compliance risk. The Board is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. Although the Board is ultimately responsible for risk oversight at the Company, the Board has delegated to certain Committees oversight responsibility for those risks that are directly related to their respective areas of focus.
•The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management, including our major financial risk exposures and cybersecurity risks, and oversees the steps management has taken to monitor and control those exposures. For more information regarding oversight of cybersecurity risks, see Item 1C in the “Form 10-K”.

•The Compensation Committee considers risk issues when establishing and administering our compensation programs for executive officers and other key personnel.

•The Nominating and Corporate Governance Committee oversees corporate governance risks, including matters relating to the composition and organization of the Board, and recommends to the Board how its effectiveness can be improved by changes in its composition and organization.
Each of these Committees routinely reports to the Board on the management of these specific risk areas. To permit the Board and its Committees to perform their respective risk oversight roles, individual members of management who supervise the Company’s risk management report directly to the Board or the relevant committee of the Board responsible for overseeing the management of specific risks, as applicable. For this purpose, management has a high degree of access and communication with the Board and its Committees.
The Board believes that open and constructive communication between management and the Board is essential for effective risk management and oversight. Members of the Company’s senior management regularly attend Board and committee meetings and are available to address any questions or concerns raised on matters related to risk management. The Board and its Committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board.
The following table summarizes the composition of these Committees during 2024:

Nominating &
Corporate
		Governance	Compensation
Name	Audit Committee	Committee	Committee
Marc Zandman	—	—	—
Janet Clarke	*	—	**
Wesley Cummins (resigned from the Board on June 14, 2024)	—	—	—
Sejal Shah Gulati	—	—	*
Bruce Lerner	—	*	—
Saul Reibstein	**	*	—
Ziv Shoshani	—	—	—
Timothy Talbert	*	**	*
Erez Lorber (appointed effective August 15, 2024)	—	—	—
Nava Swersky Sofer (appointed effective December 5, 2024)	—	—	—

No. of meetings during 2024	6	4	2

____________________

*	– Member

**	– Chair

How does the Board select nominees for the Board?
In selecting candidates for nomination at the annual meeting of our stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at the meeting desire, and are qualified, to continue their service on the Board. We are of the view that the repeated service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure and contributing to the Board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the committee’s criteria for membership on the Board, whom the committee believes will continue to make important contributions to the Board, and who consent to stand for re-election and, if re-elected, to continue their service on the Board. If there are Board positions for which the committee will not be re-nominating a qualified incumbent, the committee will solicit recommendations for nominees from persons who the committee believes are likely to be familiar with qualified candidates, including members of the Board and senior management.
The Nominating and Corporate Governance Committee may also engage a search firm to assist in identifying qualified candidates. If such a search firm is engaged, the committee sets the fees and scope of engagement. The Nominating and Corporate Governance Committee will review and evaluate each candidate who it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the committee, the existing composition and mix of talent and expertise on the Board and other factors that it deems relevant. In conducting its review and evaluation, the Nominating and Corporate Governance Committee may solicit the views of management and other members of the Board and may, if deemed helpful, conduct interviews of proposed candidates. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other persons, except that the committee may consider, as one of the factors in its evaluation of stockholder-recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of VPG and whether the stockholders intend to continue holding that interest through the annual meeting date.
What qualifications must a director have?
Under a policy formulated by our Nominating and Corporate Governance Committee, we generally require that all candidates for director:
•be persons of integrity and sound ethical character;
•be able to represent all stockholders fairly;
•have no interests that materially conflict with those of VPG and its stockholders;
•have demonstrated professional achievement;
•have meaningful management, advisory or policy making experience;
•have a general appreciation of the major business issues facing VPG; and
•have adequate time to devote to serve on the Board.

A limited exception to some of these requirements, other than the requirements of integrity and ethics and the absence of material conflict, may be made for a holder of substantial voting power. Directors may not stand for re-election after the age of 75 unless the Board makes an affirmative determination that, because of the importance and value of the continued service of a director, the retirement policy should be waived, except that no director may stand for re-election after age 85. This policy does not apply to any person who controls more than 20% of the voting power of the Company. Mr. Talbert and Mr. Reibstein are each over the age of 75, and the Board has made an affirmative determination to waive the retirement policy with respect to each of Mr. Talbert and Mr. Reibstein for their respective nomination for re-election at the 2025 Annual Meeting. We also require that a majority of directors be independent; at least three of the directors have the financial literacy necessary for service on the audit committee and at least one of these directors qualifies as an audit committee financial expert; at least some of the independent directors have served as senior executives of public or substantial private companies; and at least some of the independent directors have general familiarity with the major industries in which we operate. Additionally, while the Company does not have a formal policy with respect to the consideration of diversity in identifying director candidates, the benefits of board diversity are considered in the nominations process, including diversity of background and experience. A copy of the Company’s Policy Regarding Qualifications of Directors is available to stockholders on our website.
Can I recommend a nominee for director?
Yes. The Nominating and Corporate Governance Committee will consider recommendations for director nominations submitted by stockholders entitled to vote generally in the election of directors. Submissions must be made in accordance with the Nominating and Corporate Governance Committee’s procedures, as outlined herein and set forth in materials posted on our website. For each annual meeting of our stockholders, the Nominating and Corporate Governance Committee will accept for consideration only one recommendation per stockholder or affiliated group of stockholders. The Nominating and Corporate Governance Committee will only consider candidates who satisfy our minimum qualifications for director, as summarized in this proxy statement and as set forth in materials posted on our website. Stockholders should be aware, as discussed herein, that it is our general policy to re-nominate qualified incumbent directors and that, absent special circumstances, the committee will not nominate other candidates when a qualified incumbent director consents to stand for re-election.
A stockholder wishing to recommend to the Nominating and Corporate Governance Committee a candidate for election as director must submit the recommendation in writing, addressed to the Nominating and Corporate Governance Committee, care of our Corporate Secretary, at Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, PA 19355. Submissions must be made by mail, courier, or personal delivery. E-mailed submissions will not be considered. Submissions recommending candidates for election at an annual meeting of stockholders must generally be received no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. However, in the event that the date of an annual meeting of stockholders is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission must be made a reasonable time in advance of the mailing of our proxy statement for the current year. Each nominating recommendation must be accompanied by the information called for by our “Procedures for Securityholders’ Submission of Nominating Recommendations,” which is available upon request. This includes specified information concerning the stockholder or group of stockholders making the recommendation and the proposed nominee, any relationships between the recommending stockholder or stockholders and the proposed nominee and the qualifications of the proposed nominee to serve as director. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and elected and the agreement of the nominee to be contacted by the committee, if the committee decides in its discretion to do so.
In addition to being entitled to make a recommendation that the Nominating and Corporate Governance Committee nominate a candidate for election as a director, stockholders are also entitled to nominate candidates themselves for election to the Board at a meeting of stockholders, by providing the necessary information by the applicable deadlines. See the discussion under the heading “Stockholder Proposals and Nominations for the 2026 Annual Meeting” below.
How do stockholders and others communicate with the Board?
VPG stockholders may communicate with the Board, any Committee of the Board or any individual director, and any interested party may communicate with the non-management directors of the Board as a group, by delivering such communications either in writing addressed to our Corporate Secretary at Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, PA 19355; or by e-mail to boardofdirectors@vpgsensors.com. Communications should not exceed 1,000 words.
All communications must be accompanied by the following information: (i) if the person submitting the communication is a securityholder, a statement of the type and amount of the securities of VPG that the person holds; (ii) if the person submitting the communication is not a securityholder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in VPG; (iii) any special interest, meaning an interest not in the capacity as a stockholder of VPG, of the person in the subject matter of the communication; and (iv) the address, telephone number and e-mail address, if any, of the person submitting the communication. Communications addressed to directors may, at the direction of the directors, be shared with VPG’s management.

DIRECTOR COMPENSATION
Under the Company's 2017 Non-Employee Director Compensation Plan (as amended, the “NEDC Plan”), each non-employee director receives an annual retainer fee of $50,000 for serving on the Board, excluding the Chairman, who receives an annual retainer fee of $110,000 for his service. In addition, under the NEDC Plan, the chair of the Audit Committee receives an annual retainer of $15,000, and the chairs of the Compensation Committee and the Nominating and Governance Committee each receive an annual retainer of $10,000 for their services as chair of their respective committees. Under the NEDC Plan, the retainer fees for the independent directors are paid in equal quarterly installments in advance and beginning with a payment due on the date of the annual meeting. Such annual retainer fees are pro-rated for a partial year of service by a non-employee director elected to the board between annual meetings.
Under the NEDC Plan, each of our non-employee directors was granted RSUs worth $80,000 effective immediately upon their election at the 2024 annual meeting. The number of RSUs granted is based on the average closing price of our common stock on the New York Stock Exchange for the five consecutive trading days immediately preceding the date of grant. These grants will vest on the earlier of the next annual meeting date or May 21, 2025 (the first anniversary of their grant date), subject to each non-employee director's continued service on the board. The grant-date fair value of RSUs is recognized over the vesting period. For directors appointed between annual meetings, the amount of the stock grant is pro-rated for a partial year of service by the non-employee director and vests on the date of the first annual meeting after the date of grant subject to the director’s continued service on the board.
Our director who is also an employee of VPG (our Chief Executive Officer) did not receive any additional compensation for his service as a director. See the discussion herein under the heading “Executive Compensation.”
The following table provides information with respect to the compensation paid or provided to the Company’s non-management directors during 2024:

		Stock
		Awards
Name	Fees Paid	(1)	Total
Janet Clarke	$55,000	$82,260	$137,260
Wesley Cummins (resigned from the Board on June 14, 2024)	$20,000	$82,260	$102,260
Sejal Shah Gulati	$45,000	$82,260	$127,260
Bruce Lerner	$45,000	$82,260	$127,260
Saul Reibstein	$125,000	$82,260	$207,260
Timothy Talbert	$55,000	$82,260	$137,260
Marc Zandman	$45,000	$82,260	$127,260
Erez Lorber (appointed effective August 15, 2024)	$12,785	$61,087	$73,872
Nava Swersky Sofer (appointed effective December 5, 2024)	$0	$37,937	$37,937
____________________

(1)	The amounts presented in the table represent the aggregate grant-date fair value of the RSUs computed in accordance with FASB ASC Topic 718 and the assumptions as set forth in Note 11 of our consolidated financial statements in the Form 10-K.

PROPOSAL ONE
ELECTION OF DIRECTORS
Six directors currently serving on the Board are nominated for re-election, with a term expiring at the annual meeting of stockholders in 2026. Three current directors, Marc Zandman, Janet Clarke and Bruce Lerner are not nominated for re-election at the 2025 Annual Meeting. Mr. Altman is not currently a member of the Board but is nominated for election to the Board. Each of the nominees has consented to serve if elected.
If any nominee for director becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board may propose. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.
The following table summarizes the Company's current directors and one nominee who is not currently a director:

Name	Age	Director Since
Janet Clarke	72	2016
Marc Zandman	63	2010
Sejal Shah Gulati	51	2022
Bruce Lerner	59	2017
Saul Reibstein	76	2010
Ziv Shoshani	58	2009
Timothy Talbert	78	2010
Erez Lorber	60	2024
Nava Swersky Sofer	59	2024
Kobi Altman	56	—
____________________

Nominees for Election as Directors – Terms Expiring 2026
Ziv Shoshani is our Chief Executive Officer and President, and has been since our spin-off as an independent public company in July, 2010. He also serves on the Board. Mr. Shoshani was Chief Operating Officer of Vishay Intertechnology from January 1, 2007 to November 1, 2009. During 2006, he was Deputy Chief Operating Officer of Vishay Intertechnology. Mr. Shoshani was Executive Vice President of Vishay Intertechnology from 2000 to 2009 with various areas of responsibility, including Executive Vice President of the Capacitors and the Resistors businesses, as well as heading the Measurements Group and Foil Divisions. Mr. Shoshani had been employed by Vishay Intertechnology since 1995. He has resigned from the Vishay Intertechnology board of directors effective on May 20, 2025. Mr. Shoshani is a nephew of Ruta Zandman, the widow of the late Dr. Felix Zandman, the founder of Vishay Intertechnology. Mr. Shoshani’s long-standing dedication to our Company, exemplified by his extensive management experience and experience on the Vishay Intertechnology board of directors, provides him with valuable insight into the business and the operation of our Company and makes him a valuable member of the Board.

Sejal Shah Gulati. Ms. Gulati served as the Chief Growth Officer at NOW™, a B2B payments start-up that helps businesses accelerate invoice payments, from October 2021 to February 2024. From January 2021 to October 2021, Ms. Gulati served as Senior Vice President and Growth Leader at Genpact Limited, a NYSE-listed global services firm focused on delivering digital transformation for hundreds of Fortune 500 companies. From 2017 to 2020, she served as General Manager and Vice President of Global Commercial Services for American Express. From 2016 to 2017, Ms. Gulati served as Chief Marketing Officer for EZETAP, a venture-funded start-up company that facilitated B2B payments. Prior to founding and serving from 2006 to 2016 as Chief Executive Officer of Time Inc. India/TAS Analytical Services, a media analytics company serving Time Inc. and Time Warner, Ms. Gulati was the Director of Sales and Marketing for a number of Time Inc. publications, where she earned several industry awards for innovation. Ms. Gulati earned her Bachelor of Arts degree from Princeton University and an MBA from Harvard Business School. She previously served as a Trustee of Princeton University and was the President of the Harvard Business School Alumni Board. Ms. Gulati’s expertise in digital marketing and business management lend a valuable perspective to the VPG Board.

Saul V. Reibstein. Mr. Reibstein has served as the non-executive Chairman of our Board since January 1, 2023. From December 1, 2013 to December 31, 2016, he served as Executive Vice President, Chief Financial Officer and Treasurer of Penn National Gaming, Inc. (NASDAQ: PENN), now PENN Entertainment, Inc. ("PENN") where he also served on the board of directors and as chairman of the audit committee from June 2011 until his appointment as Senior Vice President and Chief Financial Officer in November 2013.  Mr. Reibstein was employed as an executive advisor by PENN during 2017, after which he retired. Effective March 21, 2018, Mr. Reibstein was again appointed to the board of directors of PENN where he also serves on the audit and compensation committees. From 2004 until joining PENN Entertainment, Inc. as an executive, Mr. Reibstein served as a member of the senior management team of CBIZ, Inc., a New York Stock Exchange-listed professional services company, where, as Executive Managing Director, he was responsible for the management of the CBIZ New York City Financial Services office operations and the overall international activities of the Financial Services Group. Mr. Reibstein is the majority owner of S3 Living, formally named NCP Ventures, LLC, an independent advisory service for senior citizens, helping them to identify, select and negotiate the transition to Continuing Care Retirement Communities and 55 and Over Communities. Mr. Reibstein has over 40 years of public accounting experience, including 11 years serving as a partner in BDO Seidman, a national accounting services firm, where he was the partner in charge of the Philadelphia office from June 1997 to December 2001 and Regional Business Line Leader from December 2001 until September 2004. Mr. Reibstein is a licensed CPA in Pennsylvania and received a Bachelor of Business Administration from Temple University. Mr. Reibstein qualifies as an audit committee financial expert satisfying the rules of the SEC. Mr. Reibstein’s qualification as an audit committee financial expert, as well as his extensive experience as a public accounting partner, make him highly qualified to serve both as a director of our company and a financial expert on the Audit Committee. Mr. Reibstein also has relevant, long-standing experience as a manager of an NYSE-listed company that he will draw upon in advising us with respect to our listing and filing compliance.
Timothy V. Talbert. Mr. Talbert served as Senior Vice President of Credit and Originations for Lease Corporation of America (“LCA”), a national equipment lessor, from July 2000 to the end of 2018, and President of the LCA Bank Corporation, a bank that augments LCA’s funding capacity, from its founding in January 2006 to the end of 2018. He has retired from both of these positions. Previously, Mr. Talbert was Senior Vice President and Director of Asset Based Lending and Equipment Leasing of Huntington National Bank from 1997 to 2000; and prior to that, served in a variety of positions with Comerica Bank for more than 25 years. Mr. Talbert also serves as a director of Vishay Intertechnology. Mr. Talbert previously served on the board of directors and was a member of the audit committee of Siliconix Incorporated, a NASDAQ-listed manufacturer of power semiconductors of which Vishay Intertechnology owned an 80.4% interest, from 2001 until Vishay Intertechnology acquired the noncontrolling interests in 2005. Mr. Talbert received a Bachelor’s Degree in Economics from University of the Pacific and an MBA from the University of Notre Dame. Mr. Talbert’s previous service as a director and member of the audit and compensation committees of a publicly traded company, as well as his current service on the board of another publicly traded company, allows him to bring an important perspective to the Board. Additionally, Mr. Talbert’s prior service as the president of a federally regulated institution gives him relevant understanding of compliance with complex regulations and current accounting rules adding invaluable expertise to our Board.
Erez Lorber. Mr. Lorber served from 2020 to 2023 as CEO of Questar Auto Technologies, a predictive vehicle health company using AI technology. From 2015 to 2020, Mr. Lorber was chief operating office at Storedot, an innovator of extreme-fast charging EV batteries using nanotechnology and AI optimization. Prior to that, Mr. Lorber served in CEO roles at BackWeb Technologies Ltd., Tri-Logical Technologies Ltd., and Deloitte Consulting of Israel. Mr. Lorber currently serves on the board of directors of CIPIA, a leading provider of in-cabin sensing solutions for the automotive industry, and previously served as a director of CopperGate and FlashNetworks. Mr. Lorber holds an undergraduate degree from Temple University and an MBA from Tel Aviv University. Mr. Lorber brings a wealth of technology expertise and demonstrated success as an entrepreneur, senior executive, and board member of an impressive list of innovative technology companies, that is valuable to our Board.

Nava Swersky Sofer. Ms. Swersky Sofer is a globally recognized strategic consultant, venture capitalist and thought leader specializing in innovation and technology commercialization. Since 2009, Ms. Sofer has lectured on innovation and entrepreneurship at major universities around the world and has served as a consultant to numerous governmental organizations and financial institutions. From 2005 to 2009, she served as president and CEO of the Yissum Hebrew University of Jerusalem Technology Transfer, the entity which owns and manages all of Hebrew University’s intellectual property. From 1995 to 2005, she was a partner at venture capital firms in California and Israel including Concord Ventures, Columbine Ventures, and Sanderling Ventures. Ms. Sofer’s corporate experience includes serving as vice president and member of the senior management forum at Novartis (then CIBA) from 1991 to 1996. Ms. Sofer earned a law degree from Tel Aviv University in 1986 and an MBA from the International Institute for Management Development (IMD) in Lausanne, Switzerland in 1990. She has served on numerous public and private boards, including Brenmiller Energy, BioCancell Therapeutics, the Israel Innovation Authority and Praxis Spinal Cord Institute. As an entrepreneur and experienced board director in the fields of technology and innovation across a broad range of industries, Ms. Swersky Sofer brings valuable experience, perspective and expertise to our Board.

Kobi Altman. Mr. Altman brings with him more than 25 years of executive financial experience in large global industrial organizations. Mr. Altman has served as Chief Financial Officer of Remilk Limited, a global leader in the development of animal-free dairy, since May 2022. Prior to joining Remilk, Mr. Altman served as executive vice president and CFO of ICL Group Ltd, a leading global specialty minerals company. Prior to that, Mr. Altman worked at Teva Pharmaceuticals Ltd for nine years, in various executive finance positions in the US and Israel. His last position was as CFO of Teva Generics, a $10 billion medicines sales and manufacturing business. Mr. Altman also held key financial managerial roles at Amdocs Ltd, both in the US and Israel. Mr. Altman holds undergraduate and master’s degrees from Bar Ilan University, and is a Certified Public Accountant. Mr. Altman’s extensive experience as an executive and finance leader with a demonstrated track record of success across various industries will make him a valuable addition to our Board.

Current Directors Not Nominated for Re-election – Terms Expiring 2025

Janet M. Clarke. Ms. Clarke is the founder of Clarke Littlefield LLC, a marketing technologies advisory firm, and has served as its President since June 2003. Prior to founding Clarke Littlefield, she served in executive and management roles at DealerTrack, Inc., a privately held automotive finance technology services company; KnowledgeBase Marketing, a subsidiary of Young and Rubicam, Inc.; and Citibank for Citigroup’s consumer business. Ms. Clarke has served as a director for Cox Enterprises, Inc., a private company, since 2007, where she also serves as Chair of the Compensation Committee and as a member of the Audit Committee. Ms. Clarke served as a director for Asbury Automotive Group, Inc. (NYSE: ABG) from April 2005 until April 2015, where she also served as a member of the Audit Committee from April 2005 to January 2009 and from October 2012 to May 2014; as a member of the Human Resources and Compensation Committee from April 2005, and was appointed Chair of the committee in August 2006, to April 2015; and as a member of the Governance Committee from November 2006 to April 2015. Ms. Clarke was also a director and a member of the Audit Committee and the Chair of the Compensation Committee of ExpressJet Holdings, Inc. (NYSE: XJT) from 2001 to 2011. Ms. Clarke earned a Bachelor Degree in Architecture from Princeton University and has completed the Advanced Management Program at the Harvard Business School.

Dr. Bruce Lerner. Dr. Lerner has served as President and CEO of Norit Corp. a materials science company manufacturing carbon materials, since May 2022. From 2020 to May 2022, he served as President of HollyFrontier Lubricants and Specialty Products, a division of HF Sinclair Corporation. From 2014 to 2020, he was President and CEO of PeroxyChem, LLC, a global specialty chemicals company. From 2007 to 2014, he served as Vice President and Global Business Head with FMC Peroxygens. From 1993 through 2007, he held several positions in R&D, Marketing, and Management, including SBU General Management, with Engelhard Corp and, post-acquisition, BASF Corporation. Dr. Lerner holds a Bachelor of Science degree from the University of Massachusetts at Amherst, Master of Science degree in Industrial Chemistry from the University of Central Florida, and Ph.D. in Inorganic Chemistry from Northwestern University.

Marc Zandman. Mr. Zandman served as the non-executive Chairman of our Board through December 31, 2022. Mr. Zandman was elected Executive Chairman of the board of directors of Vishay Intertechnology in 2011 and has served in various other capacities with Vishay Intertechnology since 1984. He is the son of the late Dr. Felix Zandman, the founder and former Executive Chairman of Vishay Intertechnology.

The Board of Directors unanimously recommends a vote “FOR ALL” the nominees for election as directors.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for maintaining effective internal control over financial reporting, for assessing the effectiveness of internal control over financial reporting, and for preparing our consolidated financial statements. Our independent registered public accounting firm is responsible for, among other things, performing an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. It is the responsibility of the Audit Committee to monitor and oversee these processes.
In fulfilling its oversight duties, the Audit Committee reviewed and discussed with management and our independent registered public accounting firm for the fiscal year ended December 31, 2024, Brightman Almagor Zohar & Co., a firm in the Deloitte global network, (a) the audited financial statements for the fiscal year ended December 31, 2024, (b) the effectiveness of our internal control over financial reporting, and (c) the other matters required to be discussed under the applicable requirements of the PCAOB and the SEC. These required communications addressed, among other topics, the independent registered public accounting firm’s responsibility under the standards of the PCAOB; critical accounting policies and practices; judgments and accounting estimates; alternative accounting treatments; any significant audit adjustments; any disagreements or difficulties encountered in performing the audit; and other material communications between the independent registered public accounting firm and management. The Audit Committee received from the independent auditors written disclosures regarding the auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors, the independent auditor’s independence. The Audit Committee also considered the compatibility of non-audit services provided to VPG by Brightman Almagor Zohar & Co., the member firms of Deloitte Touche Tohmatsu Limited and their related entities, and the fees and costs billed or to be billed for these services, with the maintenance of the independent registered public accounting firm’s independence. The Committee has concluded that the provision of the non-audit services by Brightman Almagor Zohar & Co., the member firms of Deloitte Touche Tohmatsu Limited and their related entities in 2024 did not impair the independent registered public accounting firm’s independence. Under the Audit and Non-Audit Services Pre-Approval Policy as adopted by the Audit Committee, the Audit Committee must pre-approve all audit and non-audit services provided to VPG by the independent registered public accounting firm. The policy sets forth the procedures and conditions for pre-approval of these services. All of the audit and non-audit services provided by the independent registered public accounting firm since adoption of the Audit and Non-Audit Services Pre-Approval Policy were pre-approved by the Committee in accordance with such policy.
Based upon this review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Securities and Exchange Commission. The Audit Committee has also appointed Brightman Almagor Zohar & Co. as our independent registered public accounting firm for fiscal year 2025, but the Committee has decided to submit the appointment for ratification by stockholders (see Proposal Two).

Respectfully submitted,

The Audit Committee of the Board of Directors

Saul Reibstein, Chair
Janet Clarke
Timothy Talbert

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate this proxy statement in such filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board is responsible for the selection of our independent registered public accounting firm. The Audit Committee has determined to reappoint the public accounting firm of Brightman Almagor Zohar & Co., a firm in the Deloitte global network ("Brightman Almagor Zohar & Co."), as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025, as well as to audit the effectiveness of our internal control over financial reporting. Brightman Almagor Zohar & Co. has served as our independent registered public accounting firm since 2019. Although stockholder approval for the appointment of the independent registered public accounting firm is not required, we are submitting the selection of the independent registered public accounting firm to stockholders for their ratification.
Representatives of Brightman Almagor Zohar & Co. are expected to be present at the 2025 Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.
Under the Audit and Non-Audit Services Pre-Approval Policy as adopted by the Audit Committee, the Audit Committee must pre-approve all audit and non-audit services provided to VPG by the independent registered public accounting firm. The policy sets forth the procedures and conditions for pre-approval of these services. The Audit Committee has pre-approved generally the engagement of the independent registered public accounting firm for services relating to our filings with the SEC (including comfort letters, comment letters and consents for securities offerings); acquisition or disposition related diligence activities; internal control review and compliance; interpretation and compliance with accounting and accounting-related disclosure rules and standards; certain attest services; domestic and international tax planning and compliance; and risk management.
The following table sets forth the aggregate fees billed by Brightman Almagor Zohar & Co., the member firms of Deloitte Touche Tohmatsu Limited and their related entities in 2024 and 2023. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described following the table.

	2024	2023
Audit fees	$1,911,625	$1,890,768
Audit-related fees	—	—
Tax fees	33,441	50,116
All other fees	3,790	3,790
Total fees	$1,948,856	$1,944,674
____________________
Audit fees. These fees generally consist of professional services rendered for the audits of the consolidated financial statements of VPG, quarterly reviews, statutory audits, issuance of consents, and assistance with and review of documents filed with the SEC.
Audit-related fees. These fees generally consist of assurance and other services related to the performance of the audit or review of VPG’s financial statements or that are traditionally performed by the independent registered public accounting firm, and consultations concerning financial accounting and reporting standards.
Tax fees. These fees relate primarily to tax compliance, including review of corporate tax returns, assistance with tax audits, review of the tax treatment for certain expenses, and tax-related due diligence. They also include fees for state and local tax planning and consultations with respect to various domestic and international tax matters.
All other fees. These fees generally consist of reviews for compliance with various government regulations, risk management and treasury reviews, assessments and audits of various contractual arrangements, consulting services and subscription to online accounting research tools.

In 2024, VPG did not make use of the rule that waives pre-approval requirements for non-audit services in certain cases if the fees for these services constitute less than 5% of the total fees paid to the independent registered public accounting firm during the year.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Brightman Almagor Zohar & Co. as our independent registered public accounting firm for the year ending December 31, 2025.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
On March 24, 2025, VPG had outstanding 12,234,453 shares of common stock, each of which entitles the holder to one vote, and 1,022,887 shares of Class B common stock, each of which entitles the holder to 10 votes. Voting is not cumulative. The following table shows the number of shares of VPG common stock and Class B common stock beneficially owned by (a) each director and director nominee, (b) each “Named Executive Officer” identified under “Executive Compensation,” (c) the directors and executive officers of VPG as a group and (d) any person owning more than 5% of VPG common stock or the Class B common stock.

	Common Stock					Class B Common Stock
				Right to
				Acquire
			Restricted	Ownership
			Stock Units	Under
			Scheduled	Options
			to vest	Exercisable
	Shares of		within 60	within 60	Percent	Shares		Percent of	Voting
Name	Stock (1)		days	days	of Class	of Stock		Class	Power (2)
Directors and Named Executive Officers
Marc Zandman	17,634	(3)	2,471	-	*	615,593	(4)	60.2%	27.5%
Ziv Shoshani	239,388	(3)	-	-	2.0%	615,487	(5)	60.2%	28.5%
Saul V. Reibstein	21,300		2,471	-	*	-
Timothy V. Talbert	22,871		2,471	-	*	-
Janet Clarke	15,980		2,471	-	*	-
Bruce Lerner	14,387		2,471	-	*	-
Wesley Cummins	9,885		-	-	*	-
Erez Lorber	-		2,265	-	*	-
Nava Swersky Sofer	-		1,588	-	*	-
William M. Clancy	36,664		-	-	*	-
Amir Tal	12,517		-	-	*	-
Sejal Shah Gulati	4,132		2,471	-	*	-

All Directors and Executive Officers
as a group (10 Persons)	391,748		14,826	-	3.3%	615,593		60.2%	29.2%
c/o Vishay Precision Group, Inc.
3 Great Valley Parkway, Suite 150
Malvern, PA 19355

Mrs. Ruta Zandman	3,010	(3)			*	787,096	(6)	76.9%	35.1%
c/o Vishay Intertechnology, Inc.
63 Lancaster Avenue
Malvern, PA 19355

Dimensional Fund Advisors LP (7)	866,061				7.1%				3.9%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

BlackRock Inc. (8)	925,990	7.6%			4.1%
55 East 52nd Street
New York, NY 10022

Needham Asset Management LLC (9)	685,200	5.6%			3.1%
445 Park Ave, Fl 10,
New York, NY 10022

The Vanguard Group (10)	902,777	7.4%			4.0%
100 Vanguard Blvd.
Malvern, PA 19355

Portolan Capital Management, LLC (11)	770,763	6.3%			3.4%
2 International Pl 26th Floor
Boston, MA 02110

Eugenia A. Ames (12)			91,161	8.9%	4.1%
c/o Mr. Leroy Rachlin
Janney Montgomery Scott
780 Route 37 West, Suite 130
Toms River, NJ 08755

Deborah S. Larkin			59,016	5.8%	2.6%
c/o Mr. Bruce Auerbach
World Financial Center
270 Madison Avenue, Suite 1503
New York, NY 10016

Barbara J. Winslow			51,873	5.1%	2.3%
90 Eighth Avenue, Apt. 8B
Brooklyn, NY 11213
____________________

*	Represents less than 1% of the outstanding shares of such class or the total voting power, as the case may be.
(1)	In addition to the amounts shown, each share of Class B common stock held by such holder, if applicable, may be converted into one share of common stock upon the election of such holder.
(2)	The percentage of total voting power represents voting power with respect to all shares of common stock and Class B common stock, as a single class, calculated on the basis of 10 votes per share of Class B common stock and one vote per share of common stock. and assumes all stockholders are present in person or by proxy and vote.
(3)	Includes 3,010 shares of common stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are co-trustees and have shared voting power.
(4)
Includes 615,487 shares of Class B common stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are co-trustees and have shared voting power; 53 shares of Class B common stock directly owned by Mr. Zandman; and 53 shares of Class B common stock owned by Mr. Zandman’s child.

(5)	Includes 615,487 shares of Class B common stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are co-trustees and have shared voting power.
(6)
Includes 615,487 shares of Class B common stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are co-trustees and have shared voting power. Pursuant to an agreement relating to the family trust, each of Mrs. Zandman and Messrs. Zandman and Shoshani is required to cause shares controlled by the trust to be voted in support of the election of Mr. Zandman and Mr. Shoshani as directors of the Company. Also includes 171,609 shares of Class B common stock held by third parties that are subject to a voting agreement pursuant to which Mrs. Zandman has the power to direct the voting of such shares.

(7)
Based on information provided in a Schedule 13G/A filed on February 13, 2025 by Dimensional Fund Advisors LP. According to the Schedule 13G/A, Dimensional Fund Advisors LP, in its capacity as an investment advisor, may be deemed to have the sole power to vote or to direct the vote with respect to 977,082 shares of common stock and may also be deemed to have the sole power to dispose of 992,025 shares of common stock.

(8)
Based on information provided in a Schedule 13G/A filed on February 7,2025 by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. may be deemed to have sole power to vote or direct the vote with respect to 979,201 shares of common stock and may also be deemed to have the sole power to dispose or direct the disposition with respect to 1,003,294 shares of common stock.

(9)
Based on information provided in a Schedule 13G/A filed on February 13, 2025 by Needham Asset Management LLC. According to the Schedule 13G/A Needham Asset Management LLC may be deemed to have sole power to vote or direct the vote with respect to 685,200 shares of common stock and may also be deemed to have the sole power to dispose or direct the disposition with respect to 685,200 shares of common stock.

(10)
Based on information provided in a Schedule 13G/A filed on February 11, 2025 by The Vanguard Group. According to the Schedule 13G/A The Vanguard Group may be deemed to have sole power to vote or direct the vote with respect to 902,777 shares of common stock and may also be deemed to have the sole power to dispose or direct the disposition with respect to 902,777 shares of common stock.

(11)
Based on information provided in a Schedule 13G/A filed on January 30, 2025 by Portolan Capital Management, LLC. According to the Schedule 13G/A Portolan Capital Management, LLC may be deemed to have sole power to vote or direct the vote with respect to 770,763 shares of common stock and may also be deemed to have the sole power to dispose or direct the disposition with respect to 770,763 shares of common stock.

(12)	Includes 91,161 shares of Class B common stock that are subject to a voting agreement pursuant to which Mrs. Ruta Zandman may direct the voting of such shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to report their ownership of, and transactions in, our stock in filings with the SEC. Copies of these reports are also required to be supplied to VPG. VPG believes, based solely on a review of the copies of such reports received, that our directors and executive officers and persons who beneficially own more than ten percent of our common stock complied with all applicable Section 16(a) reporting requirements during the year ended December 31, 2024, except that Mr. Lorber filed one late Form 4 reporting a grant of restricted stock units due to administrative error and Ms. Swersky Sofer filed a late Form 3 and one late Form 4 reporting a grant of restricted stock units, in each case due to administrative error.

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during 2024 an officer or employee of VPG or any of the Company’s subsidiaries nor was any such person a former officer of VPG or any of the Company’s subsidiaries. In addition, no Compensation Committee member is an executive officer of another entity at which one of the Company’s executive officers serves on the board of directors.

COMPANY MANAGEMENT

Named Executive Officers

The Company's Named Executive Officers ( the "NEOs") are as follows:

Named Executive Officer	Age	Position
Ziv Shoshani	58	President and Chief Executive Officer
William M. Clancy	62	Executive Vice President and Chief Financial Officer
Amir Tal	55	Executive Vice President and Chief Accounting Officer

Mr. Shoshani’s bio is included in the section herein titled “Nominees for Election as Directors – Terms Expiring 2026”.
William M. Clancy is our Executive Vice President and Chief Financial Officer. Mr. Clancy was Corporate Controller of Vishay Intertechnology from 1993 until November 1, 2009. He became a Vice President of Vishay Intertechnology in 2001 and a Senior Vice President of Vishay Intertechnology in 2005. Mr. Clancy served as Corporate Secretary of Vishay Intertechnology from 2006 to 2009. From June 16, 2000 until May 16, 2005 (the date Vishay Intertechnology acquired the noncontrolling interest in Siliconix incorporated), Mr. Clancy served as the principal accounting officer of Siliconix. Mr. Clancy had been employed by Vishay Intertechnology since 1988. Mr. Clancy is a licensed CPA in Pennsylvania.
Amir Tal is our Executive Vice President and Chief Accounting Officer. Mr. Tal was appointed by the Board of Directors to such position effective March 1, 2024. From February 5, 2020 until February 29, 2024 he served as the Company's Senior Vice President and Chief Accounting Officer. He served as the Company’s Senior Vice President, Finance from March 2017 until February 2020. From July 2010 to February 2017, Mr. Tal served as the Company’s Vice President Operational Controller and Regional Controller Israel. Mr. Tal holds a bachelor’s degree in economics and business administration from the University of Haifa and an MBA from Bar Ilan University.
Corporate Officers

The Company's corporate officers (who are not "executive officers" as defined in Exchange Act Rule 3b-7) are as follows:

Corporate Officer	Age	Position
Oded Sherman	56	Vice President, Division Head – Measurement Systems
Rafi Ouzan	59	Senior Vice President, Division Head – Weighing Solutions
Amos Hercowitz	46	Vice President, Division Head – Micro-Measurement

Oded Sherman is our Vice President, Division Head – Measurements Systems. Prior to joining VPG in July 2022, Mr. Sherman was General Manager of Nanomotion Ltd., a company that manufactured precision motion subsystems, and a subsidiary of Johnson Electric, from July 2018 to June 2022. From 2013 to 2018, Mr. Sherman was Senior Director, Service Business Unit Head of Applied Materials, Inc. Mr. Sherman holds a bachelor's degree in physics and material engineering from Ben-Gurion University, and a master's degree in science and technology commercialization from the University of Texas.
Rafi Ouzan is our Senior Vice President, Division Head – Weighing Solutions. From 2010 to 2022, Mr. Ouzan served as our Vice President, Force Sensors Division. Mr. Ouzan served as Vice President, Force Sensors Division for Vishay Intertechnology from 2008 to 2010. From 1994 to 2008, Mr. Ouzan served in various positions with Vishay Intertechnology in the Inductors, Load Cell, and Force Sensors divisions, including as Vice President,

Operations and Operations Manager, Load Cell Division. Mr. Ouzan holds a bachelor's degree in material engineering and an MBA, each, from Ben-Gurion University.
Amos Hercowitz is our Vice President, Division Head – Micro-Measurements, appointed in January 2025. Prior to that, from 2010 to 2024, Mr. Hercowitz held various leadership positions at VPG, including Global R&D Director, Micro-Measurements Division, and several roles within Advanced Sensors, including R&D Director, R&D Senior Manager, and Front-End Engineering Manager. Before joining VPG, from 2005 to 2010, Mr. Hercowitz served as a Lithography Tool Owner and Engineer at Intel. Mr. Hercowitz holds a B.Sc. in Mechanical Engineering and an M.Sc. in Electro-Optics Engineering, both from Ben-Gurion University.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the Company’s executive compensation program and explains how the Compensation Committee made compensation decisions for our Named Executive Officers (the “NEOs”) who are identified below:

Named Executive Officer	Position
Ziv Shoshani	President and Chief Executive Officer
William M. Clancy	Executive Vice President and Chief Financial Officer
Amir Tal	Executive Vice President and Chief Accounting Officer
Compensation Philosophy and Objectives
Our executive compensation program is designed to assist us in recruiting, retaining and motivating our NEOs and providing our NEOs with an appropriate level of compensation, commensurate with their contributions to the Company. The Compensation Committee believes that the elements of our executive compensation program, as well as the mix of these elements in relation to total compensation, reward sound management decisions and do not encourage undue risk taking to enhance short-term profitability at the expense of the long-term financial health of the Company. The Compensation Committee seeks to mitigate any compensation-related risk by:
•providing a meaningful portion of total compensation in the form of equity incentives that are earned over multiple years (to encourage a long-term focus); and
•capping annual cash bonuses for our NEOs at 200% of base salary for Mr. Shoshani, at 105% of base salary for Mr. Clancy, and at 75% for Mr. Tal (to provide appropriate balance between short- and long-term objectives).
Please see the discussion below under the headings “Performance Bonus” and “Equity Compensation” for further detail regarding performance bonus and long-term equity incentive targets.
Considerations for Setting 2024 Compensation
The Compensation Committee considered a number of factors when setting each NEO’s compensation, including competitive market data derived from our peer group, individual and Company performance, and the NEO’s role and responsibilities. The Compensation Committee reviewed competitive market data that was derived from our 2024 compensation peer group, which is composed of the following companies:

Badger Meter, Inc.	Mercury Systems, Inc.
CSW Industrials, Inc.	Onto Innovation Inc.
CTS Corp.	Hurco Companies, Inc.
Daktronics Inc.	Luna Innovations, Inc.
FARO Technologies Inc.	Amtech Systems, Inc.
ESCO Technologies Inc.	nLight, Inc.

The Compensation Committee did not align NEOs’ compensation to a particular benchmark level but considered pay data as one point of reference when setting NEO compensation.
Role of the Compensation Consultant
As permitted under its charter, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant for 2024. In particular, Meridian advised the Compensation Committee on our compensation peer group and provided the Compensation Committee an assessment of the compensation of our Executive Vice President and Chief Accounting Officer against peer group practices.

The Compensation Committee determined that the work performed by Meridian did not give rise to a conflict of interest and that Meridian was independent of management. In making this determination, the Compensation Committee considered the factors outlined in the NYSE listing standards relating to compensation consultant independence, including whether the compensation consultant has provided other services to the Company, the magnitude of the projected fees payable to the compensation consultant in the context of the compensation consultant's total revenues, the absence of personal or business relationships between members of the Compensation Committee or the Company’s executive officers and the compensation consultant, and whether any member of the compensation consultant’s team owns, or otherwise has an investment or interest in, the Company’s common stock.
Compensation Components
The following are the primary components of our executive compensation program:
•Base salary;
•Annual performance bonus (payable in cash); and
•Annual long-term equity incentive compensation (payable in RSUs).
In addition to the foregoing, our NEOs are eligible to receive severance, certain perquisites and customary welfare and retirement benefits. Each of the primary components of our executive compensation program, and the methodology used to determine the amounts, and mix, of such compensation, are discussed below.
Base Salaries
Minimum base salaries for our NEOs are established in their respective employment agreements, the material terms of which are summarized below under the heading “Employment Agreements.” Each year, the Compensation Committee reviews the appropriateness of each NEO’s base salary. In determining whether to increase base salary of an NEO, the Compensation Committee considers the following factors: competitive market data derived from our peer group, individual and Company performance, and the NEO’s role and responsibilities. We believe that setting our NEOs' base salaries based on the foregoing factors helps us to retain our NEOs, while appropriately motivating them to fulfill their core responsibilities and duties.
Variations in base salary among our NEOs reflect the differences in their respective positions, duties and responsibilities.
Effective January 1, 2024, the annual base salaries for our NEOs were as follows:

	2024	2023
Executive	Base Salary	Base Salary	% increase (3)
Ziv Shoshani
President and Chief Executive Officer (1)	$678,555	$681,781	—%
William M. Clancy
Executive Vice President and Chief Financial Officer	$406,900	$406,900	—%
Amir Tal
Executive Vice President and Chief Accounting Officer (2)	$304,772	$278,383	10.0%
____________________

(1)
Mr. Shoshani’s 2024 base salary was 2,516,896 New Israeli Shekels ("NIS") and his 2023 base salary was 2,516,896 NIS. The U.S. Dollar amount shown in the table is based on the weighted average exchange rate for 2024 of 3.7092 NIS per U.S. Dollar and for 2023 of 3.69165 NIS per U.S. Dollar.

(2)
Mr. Tal's 2024 base salary was 1,130,461 NIS and his 2023 base salary was 1,027,692. The U.S. Dollar amount shown in the table is based on the weighted average exchange rate for 2024 of 3.7092 NIS per U.S. Dollar and for 2023 of 3.69165 NIS per U.S. Dollar.

(3)	Percentage increase is based on local currency amounts.

Effective March 1, 2025, Mr. Shoshani received an increase in his base salary to 2,592,403 NIS or $743,235 and Mr. Tal received an increase in his base salary to 1,162,530 NIS or $333,294, converted using a weighted average budgeted exchange rate for 2025 of 3.488. Mr. Clancy received an increase in base salary to $419,514.
Annual Performance Cash Bonus
Our 2024 annual performance cash bonus program was designed to incent our NEOs to achieve certain predetermined objectives set by the Compensation Committee and the Board.
The 2024 annual performance cash bonus payouts were based on achievement of two equally weighted corporate objectives: adjusted operating margin and adjusted EBITDA. The target performance goals of adjusted operating margin and adjusted EBITDA for 2024 were set at $49.9 million and $67.7 million, respectively.
Adjusted operating margin and adjusted EBITDA mean, respectively, operating margin and earnings before interest, taxes, depreciation and amortization, in each case determined in accordance with accounting principles generally accepted in the United States and adjusted to exclude various items that are outside of our core operations, including purchase accounting inventory adjustments, restructuring and related severance costs, and foreign exchange gains and losses. The Board determined that adjusted operating margin and adjusted EBITDA for 2024 should exclude the impact of $0.1 million for purchase accounting adjustments, $0.1 million of acquisition costs and $1.1 million in restructuring costs. Additionally, adjusted EBITDA excludes the impact of $(1.9) million of foreign currency exchange rates on assets and liabilities.
These performance targets were intended to represent challenging, but reasonable, goals, the achievement of which will contribute meaningfully to long-term stockholder value creation as well as the short-term success of our business.
If less than 80% of the target for a performance goal were attained, the NEOs would not receive any portion of their performance bonus tied to such performance goal. The table below sets forth the payments that each of Messrs. Shoshani, Clancy, and Tal would have been eligible to receive (expressed as a percentage of his base salary) pursuant to our annual performance bonus plan and his employment agreement with respect to each 2024 performance objective, based upon various levels of actual performance.

Potential Performance Bonus Payments for Messrs. Shoshani, Clancy, and Tal for Each Performance Objective, in Relation to Target Performance*

		Percentage of Target Performance Objective
		Achieved			Maximum
					Performance
		80% of	80—100% of	100—150% of	Bonus for
		Target	Target	Target	Each
	Performance	Performance	Performance	Performance	Performance
Executive	Objective	Objective	Objective	Objective	Objective
Ziv Shoshani
President and	Adjusted EBITDA	25%	25-50%	50-100%	100%
Chief Executive Officer	Adjusted Operating Margin	25%	25-50%	50-100%	100%

William M. Clancy
Executive Vice President	Adjusted EBITDA	21.7%	21.7-32.5%	32.5-52.5%	52.5%
and Chief Financial Officer	Adjusted Operating Margin	21.7%	21.7-32.5%	32.5-52.5%	52.5%

Amir Tal	Adjusted EBITDA	13.35%	13.35-25%	25-37.5%	37.5%
Executive Vice President and	Adjusted Operating Margin	13.35%	13.35-25%	25-37.5%	37.5%
Chief Accounting Officer

*	All performance bonus payments set forth in this table are expressed as a percentage of the applicable executive officer’s base salary and represent the potential payments to our executive officers with respect to each performance objective.
The aggregate target performance bonuses for each of Messrs. Shoshani, Clancy, and Tal, pursuant to their employment agreements and taking into account all 2024 performance objectives, were 100%, 65%, and 50% of their respective base salaries. The maximum 2024 performance bonuses payable to Messrs. Shoshani, Clancy, and Tal were 200%, 105%, and 75% of their respective base salaries. We believe that the target and maximum performance bonus levels and the corresponding payouts are such that they do not encourage excessive risk-taking and represent appropriate compensation in light of each executive officer’s responsibilities.

The Board and the Compensation Committee determined that our 2024 adjusted EBITDA was $35.7 million (or 52.7% of the target) and our 2024 adjusted operating margin was $18.5 million (or 37.0% of the target). Accordingly, for the adjusted EBITDA target and the adjusted operating margin target, Messrs. Shoshani, Clancy and Tal received no cash bonus as the achievement was below 80% of target.
Equity Compensation
Our executive compensation program uses the grant of long-term equity awards as the primary tool for aligning the interests of our NEOs with the long-term interests of our stockholders. The NEOs’ employment agreements established the following target value of their respective annual equity grants.

•On or about January 1 of each year, each NEO receives equity awards ("Annual Equity Grant"), with an aggregate value equal to the following percentages of their base salary: 175% (with respect to Mr. Shoshani), 75% (with respect to Mr. Clancy), and 40% (with respect to Mr. Tal). The Annual Equity Grant, which is in the form of restricted stock units (“RSUs”), is sized based on the average closing price of our stock on the New York Stock Exchange for the five consecutive trading days immediately preceding January 1 of the year of grant.

•50% of the Annual Equity Grant is in the form of performance-based RSUs ("PBRSUs") which vest on January 1 of the third year following the date of grant, but only to the extent that performance criteria have been achieved and provided the executive remains continuously employed by us through such date. The performance criteria are determined by the Compensation Committee and are based on metrics set forth in the 2022 Stock Incentive Plan.
•50% of the Annual Equity Grant is in the form of time-vested RSUs which vest on January 1 of the third year following the date of grant provided the executive remains continuously employed by us through such date.
•The Annual Equity grant is subject to accelerated vesting upon a change of control of the Company, or an event giving rise to a severance entitlement, death or disability.

With respect to each performance criterion, and as illustrated below, (i) 50% of the total number of PBRSUs subject to such criterion will vest if 80% of the applicable objective is met, and (ii) an additional 2.5% of the total number of PBRSUs subject to such criterion will vest for each additional full 1% (between 80% and 100%) of the applicable performance objective that is met.

2024 Annual Equity Grant Components

		Performance-Based RSUs for Each Performance Objective
Executive	Time-Vested RSUs (# of RSUs)	80% of Target (# of PBRSUs)	80—100% of Target (# of PBRSUs)
Ziv Shoshani	18,182	4,545.5	4,545.5	9,091
William M. Clancy	4,546	1,136.75	1,136.75	2,273.5
Amir Tal	1,866	467	467	934

Vesting of the PBRSUs is subject to the achievement over the three-year performance period ending on December 31, 2026 of two equally weighted corporate objectives: cumulative Adjusted Net Earnings and cumulative Adjusted Free Cash.
“Adjusted Net Earnings” means the Company’s net profits after taxes, including the impact of acquisitions, if any, adjusted for reconciling items as set forth in the associated years' annual reports to stockholders. “Adjusted Free Cash” means the amount of cash generated from the Company’s operations in excess of capital expenditures and net of proceeds from the sale of assets, including the impact of acquisitions, if any.
The target levels of Adjusted Net Earnings and Adjusted Free Cash over that three-year period from 2024-2026 were set at $131.30 million and $104.98 million, respectively. The Company's achieved performance against each of these performance goals determines the vesting for fifty percent (50%) of the total number of PBRSUs granted to each NEO. These targets are intended to represent challenging, but reasonable, goals, the achievement of which will contribute meaningfully to long-term stockholder value creation as well as the long-term success of our business.
Each executive who received a 2024 Annual Equity Grant is eligible to vest in a portion of the PBRSUs included within the 2024 Annual Equity Grant to the extent that our performance with respect to one or both of the objectives equals at least 80% of the targeted amount. If the 80% threshold target for a performance goal is not attained, the executive would not receive any portion of the PBRSUs attributable to such target and that portion of the grant would be forfeited. The table above sets forth the vesting of the PBRSUs that each executive officer would be eligible to receive (expressed as a number of shares) pursuant to his respective employment agreement with respect to each 2024 performance objective, based upon various levels of actual performance.
The Annual Equity Grants awarded to each of the NEOs in 2024 are included in the “Stock Awards” column in the Summary Compensation Table herein.

In March 2022, Mr. Shoshani, Mr. Clancy and Mr. Tal were granted PBRSUs that were subject to vesting based on two performance conditions - Adjusted Net Earnings and Adjusted Free Cash - measured over a three-year period ended December 31, 2024. The Compensation Committee determined, after reviewing the Company’s performance during this measurement period, that the Company had achieved 69.9% of the target for Free Cash and 66.2% of the target for Adjusted Net Earnings. Accordingly, none of the PBRSUs granted to our NEOs in March 2022, vested.
Employment Agreements
The Company entered into employment agreements in 2011, which have been subsequently amended, with Messrs. Shoshani and Clancy. In March 2020, the Company entered into an employment agreement with Mr. Tal, which has since been amended to increase Mr. Tal’s target performance bonus to 65% of his base salary (with a maximum of 105% of base salary) and his Annual Equity Grant percentage to 75% of his base salary, in each case effective beginning with our 2025 fiscal year. Each of the employment agreements provides for specific payment opportunities, as expressed as a percentage of the applicable employee’s respective base salary, in connection with each element of our executive compensation package discussed above under the headings “Annual Performance Cash Bonus” and “Equity Compensation.”
Upon expiration of the current applicable term, Messrs. Shoshani's, Clancy's, and Tal's employment agreements automatically renew for one additional year unless earlier terminated by the Company or by the executive officer. Each of the employment agreements provides for certain severance payments to the executive officers in the event of termination of their employment as described in greater detail under the heading “Potential Payments Upon a Termination or Change in Control.”
The employment agreements also contain customary non-solicitation and non-competition covenants, which remain in effect for 24 months following termination of employment with respect to Mr. Shoshani and for 12 months following termination of employment with respect to Messrs. Clancy and Tal. The agreements also entitle the executives to additional perquisites and other personal benefits as the Board, through its Compensation Committee, determine are reasonable and consistent with the Company’s overall compensation program.
Deferred Compensation and Pension Plans
We maintain the “VPG Non-Qualified Retirement Plan” and “VPG KEWAP” which were established as parallel plans providing for substantially similar benefits to certain benefit programs sponsored by Vishay Intertechnology, Inc. These plans were formed in connection with our spin off from Vishay Intertechnology in 2010 and in connection with the spin off, accounts and underlying assets and liabilities under the Vishay Intertechnology plans for our employees who were participating in those plans were transferred to our corresponding plans or, as applicable, a rabbi trust that we established.

The “VPG Non-Qualified Retirement Plan,” preserves the benefits accumulated by certain of our employees under the Vishay Non-Qualified Retirement Plan. under which Mr. Clancy is the only participating NEO. Benefits under the VPG Non-Qualified Retirement Plan are frozen Mr. Clancy also participates in the VPG KEWAP pursuant to which we make supplemental matching contributions.
Every employee who has been designated as an Eligible Executive by the administrator of the plan, including our executive officers, is eligible to participate in our non-qualified deferred compensation plan (the “VPG KEWAP”). The VPG KEWAP permits eligible executives to make voluntary contributions and provides for discretionary Company contributions. In addition, we are required to make contributions on behalf of Mr. Clancy to his VPG KEWAP account as described above.
Perquisites
We provide executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall executive compensation program. These perquisites are not intended, however, to constitute a material portion of the executive’s compensation package. In general, the perquisites, while not integral to the performance of an executive’s duties, must bear some relationship to the executive’s employment and be of perceived benefit to VPG. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs.

Individual Considerations

Compensation among the Company’s NEOs reflects a general assessment of their contributions to the Company’s current performance and its prospects for growth in the future. Our successes have always been fueled by the drivers of technological innovation, continuous efficiency improvement and synergistic acquisition. Mr. Shoshani leads in all these areas and his compensation reflects a perception by the Compensation Committee that the areas of his responsibility will continue to be the key drivers of our future performance.

Other Considerations Regarding Executive Compensation
Israeli benefits
Messrs. Shoshani and Tal are employed by Vishay Advanced Technologies, Ltd., an Israeli subsidiary of VPG, and are residents of Israel. As a result, they are entitled to certain benefits that are generally available to employees in Israel on a non-discriminatory basis, but are not afforded to Mr. Clancy (who is a U.S. resident), including:
•advanced training fund, 7.5% of base salary
•severance fund, 8.33% of base salary
•disability insurance, 1.0% - 2% of base salary
•pension fund, 5.5% of base salary
These benefits are required by Israeli law or employment practices generally, and were taken into account by the Compensation Committee in formulating the overall compensation packages for Messrs. Shoshani and Tal.
Foreign currency considerations
The Compensation Committee evaluates the effect of foreign currency conversion rates in formulating the overall compensation packages for Mr. Shoshani and Mr. Tal, for each of whom we have determined to set their base salaries in New Israeli Shekels.
Executive Compensation Advisory Vote and Its Frequency
We included an advisory stockholder vote on executive compensation (commonly referred to as "say-on-pay") in our 2024 proxy materials. The Compensation Committee appreciates that over 99% of the votes cast on such proposal approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative executive compensation disclosure contained in our 2024 Proxy Statement. Our Compensation Committee interprets the results of this vote as an endorsement of existing programs and therefore, we have not made material changes to our approach to executive officer compensation based on such vote.
In addition, we included in our 2023 proxy materials an advisory stockholder vote on how frequently the Company should conduct a “say-on-pay” vote. In line with the Board of Directors’ recommendation, a majority of the shares voting recommended that the Company conduct a “say-on-pay” vote annually. Therefore, our Board of Directors is again this year submitting for a non-binding stockholder vote our executive compensation as described in this proxy statement.
Prohibition on Hedging and Pledging our Common Stock
The Company considers it inappropriate for persons employed by or associated with the Company to engage in certain transactions related to the securities of the Company and its affiliates (“Subject Securities”) that could result in their interests no longer being aligned with the same interests and objectives as other stockholders of the Company. Therefore, as part of its Securities Trading Policy, the Company restricts these persons from hedging, engaging in short-sales, transacting in publicly traded options, and pledging Subject Securities.

The restrictions apply to all directors, officers, employees, and consultants of the Company or its subsidiaries (“service providers”) as well as family members and any others that reside with a service provider. Family members who do not reside with a service provider are subject to the restrictions if a service provider directs, influences or controls their transactions in Subject Securities. This includes, for example, parents or children of a service provider who consult with the service provider regarding their trades (collectively, the “covered persons”).

Hedging
Certain hedging and monetization transactions, such as zero-cost collars and forward sale contracts, involve the establishment of a short position in the Subject Securities and limit or eliminate the covered person’s ability to profit from an increase in the value of the Subject Securities. Accordingly, these transactions can cause a covered person’s interests to be misaligned with other stockholders of the Company. The Company therefore prohibits all hedging and monetization transactions involving the Subject Securities. Short sales of Subject Securities (sales of securities that are not then owned), including a “sale against the box” (a sale with delayed delivery), and transactions in publicly traded options in the Subject Securities, such as puts, calls and other derivative securities, are also prohibited.
Pledging
Subject Securities held in a margin account or pledged as collateral for a loan may be sold without the covered person’s consent if he or she fails to meet a margin call or defaults on a loan, which may occur at a time when the covered person is aware of material nonpublic information or is otherwise not permitted to trade in Company securities. Therefore, these activities are prohibited.

Clawback Policy

In November 2023, the Compensation Committee adopted a Dodd-Frank Clawback Policy (the “Clawback Policy”) to adhere to the listing standards of NYSE and the rules of the SEC implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Clawback Policy requires the Compensation Committee to recoup certain cash and equity incentive compensation paid to executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws (subject to certain limited exceptions). Under the Clawback Policy, the Compensation Committee will require recoupment if it determines that incentive-based compensation received by an executive during a three-year lookback period exceeded the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts. The Clawback Policy is administered by the Compensation Committee, which has the sole discretion in making all determinations under the Clawback Policy, including the method for recovering erroneously awarded compensation.

Timing of Certain Awards

Historically, our equity incentive awards have consisted of performance-vested RSUs and time-vested RSUs. As such, we have not formulated any policy or practices with respect to the timing of awards of options in relation to the disclosure of material nonpublic information by the Company.

Executive Stock Ownership Guidelines

To further align the interests of the Company's executives with its stockholders, the Board adopted stock ownership guidelines in 2021 (the “Executive Stock Ownership Guidelines”) applicable to the Company’s executive officers and other individuals who, from time to time, are deemed subject to the Executive Stock Ownership Guidelines by the Compensation Committee (the “Covered Executives”). The Executive Stock Ownership Guidelines are as follows:
•The Company’s Chief Executive Officer is required to own shares of the Company’s common stock having an aggregate fair market value equal to or greater than three (3) times the Chief Executive Officer’s base salary as of the Measurement Date (market close on the first trading day in March of each calendar year);
•Each Covered Executive, other than the Chief Executive Officer, is required to own shares of the Company’s common stock having an aggregate fair market value equal to or greater than one (1) times such Covered Executive’s base salary as of the Measurement Date (market close on the first trading day in March of each calendar year); and
•Individuals that are Covered Executives as of the date the Executive Stock Ownership Guidelines were adopted will have until the first trading day in March of 2026 to attain the specified level of equity ownership. Any individual who becomes a Covered Executive later will have until the first Measurement

Date that occurs at least five years from the date he or she became a Covered Executive to attain the specified level of equity ownership.
•Following the 5-year phase-in period, Covered Executives who do not meet the required ownership threshold will be generally prohibited from selling stock acquired through equity awards.
•The following will be considered “owned” for the purposes of the Executive Stock Ownership Guidelines:
▪all shares underlying time-based equity awards, whether or not vested;
▪only vested shares underlying performance-based equity awards; and
▪shares held outright or beneficially owned by the Covered Executive, his or her spouse and minor children, or any trust for the benefit of these individuals.

REPORT OF THE COMPENSATION COMMITTEE

To Our Stockholders:

We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Janet Clarke, Chair
Sejal Shah Gulati
Timothy Talbert

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this proxy statement in such filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

COMPENSATION TABLES
Summary Compensation Table
The information included in the table should be read in conjunction with the footnotes which follow, the descriptions of the employment agreements with each NEO described in “Compensation Discussion and Analysis,” and the “Grants of Plan Based Awards,” “Outstanding Equity Awards,” “Option Exercises and Stock Vested,” “Pension Benefits,” and “Non-Qualified Deferred Compensation” tables on the pages which follow.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive Plan	Deferred Comp.	All Other
		Salary	Bonus	Stock Awards	Option Awards	Compensation	Earnings	Comp.	Total
		(1)		(2)		(3)	(4)	(5)
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ziv Shoshani	2024	$678,555	$—	$1,220,376	$—	$—	$—	$231,294	$2,130,225
President and Chief	2023	$681,781	$—	$1,409,021	$—	$—	$19,212	$243,906	$2,353,920
Executive Officer	2022	$720,053	$—	$1,113,891	$—	$645,443	$—	$241,666	$2,721,053

William M. Clancy	2024	$406,900	$—	$305,161	$—	$—	$—	$61,155	$773,216
Executive Vice President and	2023	$406,900	$—	$344,876	$—	$—	$33,485	$59,483	$844,744
Chief Financial Officer	2022	$391,250	$—	$240,506	$—	$236,800	$—	$64,462	$933,018

Amir Tal	2024	$304,772	$—	$125,280	$—	$0	$—	$120,464	$550,516
Executive Vice President and	2023	$278,383	$—	$131,498	$—	$0	$—	$115,643	$525,524
Chief Accounting Officer	2022	294,010	—	103,970	—	133,041	—	118,989	650,010

____________________

(1)
Column (c) reflects each NEO’s base salary. Effective January 1, 2024, Mr. Shoshani’s salary was 2,516,896 New Israeli Shekels and Mr. Tal's salary was 1,130,461 New Israeli Shekels. In 2024, the average New Israeli Shekel/U.S. Dollar exchange rate was 3.7092 NIS per U.S. Dollar.

(2)	Column (e) represents the grant-date fair value of RSUs granted to each NEO in connection with the long-term equity award component of his compensation and in accordance with his employment agreement, computed in accordance with FASB ASC Topic 718 and the assumptions as set forth in Note 10 or Note 11 of our consolidated financial statements in the Form 10-K for the applicable year, and assuming that all performance criteria are completely satisfied. For financial statement reporting purposes, the amount of compensation expense for RSUs is recognized ratably over the vesting period of the respective awards. The grant-date fair value does not necessarily reflect the value of shares actually received or which may be received in the future with respect to these awards.

(3)	Column (g) represents performance-based cash bonuses that our NEOs received with respect to performance in the applicable year. See “Compensation Discussion and Analysis—Compensation Components, Performance Bonus.”

(4)
Column (h) reflects the change in the actuarial present value of the NEOs pension and other post-employment benefits under respective defined benefit retirement plans, from the plan measurement date used in preparing the prior year consolidated financial statements to the plan measurement date used in preparing the current year consolidated financial statements, determined using the same interest rate, mortality, and other actuarial assumptions used in our consolidated financial statements. See the “Pension Benefits” table herein for more information on the benefits payable to the NEOs under their respective pension plans.

Each NEO is entitled to participate in the VPG non-qualified deferred compensation plan,. Under the VPG non-qualified deferred compensation plan, deferred amounts are credited with earnings based on the performance of notional investment options available under the plan. No portion of the earnings credited during 2024 was “above market” or “preferential.” Consequently, no deferred compensation plan earnings are included in the amounts reported in Column (h). See the “Non-Qualified Deferred Compensation” table for more information on the benefits payable under the VPG non-qualified deferred compensation plan.

(5)	All other compensation includes, as applicable, amounts deposited into VPG’s non-qualified deferred compensation plan, personal use of company car, company match on 401(k) contributions, benefits generally available to employees in Israel, and other perquisites, as described herein in the table below.

2024
Ziv Shoshani	$34,034	Personal use of Company car*
	197,260	Israeli employment benefits*
	0	Medical and prescription drug insurance premiums
$231,294

William M. Clancy	$13,800	Company contribution to nonqualified deferred compensation plan
	14,189	Personal use of Company car
	13,800	Company match to 401(k) plan
	15,801	Medical and prescription drug insurance premiums
	3,564	Group Term Life imputed income
$61,155

Amir Tal	$25,543	Personal use of Company car*
	94,921	Israeli employment benefits*
$120,464

____________________
* Represents amounts paid in New Israeli Shekels (NIS) and translated at average exchange rates for the year. In 2024, the average New Israeli Shekel/U.S. Dollar exchange rate was 3.7092 NIS per U.S. Dollar.

Grants of Plan Based Awards
The following table provides information with regard to plan based awards granted to each NEO during 2024. The information included in the table should be read in conjunction with the footnotes which follow and the description of performance bonuses and long-term equity incentive awards described in “Compensation Discussion and Analysis—Compensation Components.”
The following table provides information concerning grants of plan-based awards to our NEOs during the year ended December 31, 2024.

									Grant Date
								All Other	Fair Value of
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Stock Awards (3)	Stock Awards (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Ziv Shoshani		339,278	678,555	1,357,110
	3/6/24				9,091	18,182	18,182		610,188
	3/6/24							18,182	610,188
William M. Clancy		176,595	264,485	427,245
	3/6/24				2,274	4,547	4,547		152,597
	3/6/24							4,546	152,564

Amir Tal		81,374	152,386	228,579
	3/6/24				934	1,867	1,867		62,657
	3/6/24							1,866	62,623
____________________

(1)
For 2024, Mr. Shoshani, Mr. Clancy, and Mr. Tal were each eligible to earn an annual performance bonus based on the achievement of each of adjusted EBITDA and adjusted operating margin targets. The threshold value for each NEO was determined assuming that each performance metric applicable to such bonus for each NEO was satisfied at the minimum level triggering payment. An executive is not entitled to receive any bonus payment with respect to a particular performance metric if less than 80% of the performance target is achieved. Each NEOs performance bonus is further described under the heading “Compensation Discussion and Analysis—Compensation Components, Performance Bonus.” Performance bonuses for our NEOs relating to 2024 performance were not earned.

(2)
For 2024, each of Messrs. Shoshani, Clancy, and Tal was granted an annual long-term equity incentive award, 50% of which was in the form of performance-based RSUs which will vest on January 1, 2026, to the extent that each performance metric is achieved. The threshold figure for each NEO was determined assuming that each performance metric applicable to such performance-based RSUs for each NEO was satisfied at the minimum level triggering vesting. An executive is not entitled to receive any vesting with respect to a particular performance metric if less than 80% of the performance metric is achieved. Each NEOs long-term equity award is further described under the heading “Compensation Discussion and Analysis—Compensation Components, Equity Compensation.” Long-term equity incentive awards for our NEOs for 2024 were granted on March 6, 2024.

(3)
For 2024, each of Messrs. Shoshani, Clancy, and Tal was granted an annual long-term equity incentive award, 50% of which was in the form of time-vested RSUs, which will vest on January 1, 2026. Each NEOs long-term equity award is further described under the heading “Compensation Discussion and Analysis—Compensation Components, Equity Compensation.”

(4)
Long-term equity incentive awards, including both time-vested and performance-based RSUs for our NEOs for 2024 were granted on March 6, 2024, and their aggregate grant date fair value was computed in accordance with FASB ASC Topic 718 and based on a stock price of $33.56 (the closing price of our Common Stock on March 6, 2024).

Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding unvested stock awards and equity incentive plan awards held by our NEOs and outstanding as of December 31, 2024.

			Stock Awards
			Time-Vested RSUs		PBRSUs
Name	Grant Date		Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (4)	Number of unearned shares or units of stock that have not vested (#)	Market value of unearned shares or units of stock that have not vested ($)(4)
Ziv Shoshani	3/3/2022	(1)	18,266	$428,703	0	$0
	2/28/2023	(2)	16,158	$379,228	16,159	$0
	3/6/2024	(3)	18,182	$426,732	18,182	$0

William M. Clancy	3/3/2022	(1)	3,944	$92,566	0	$0
	2/28/2023	(2)	3,955	$92,824	3,955	$0
	3/6/2024	(3)	4,547	$106,718	4,546	$0

Amir Tal	3/3/2022	(1)	1,705	$40,016	0	$0
	2/28/2023	(2)	1,508	$35,393	1,508	$0
	3/6/2024	(3)	1,867	$43,818	1,866	$0
____________________

(1)	Represents annual equity incentive awards, 50% of which are in the form of time-vested RSUs which vest on January 1, 2025, subject to continued service through such date, and 50% of which are in the form of PBRSUs which forfeited on January 1, 2025, due to the extent that the given performance metric was not achieved. The number of PBRSUs assumes that one performance metric has been satisfied at the "maximum" level, which is 100% of target, and one performance metric has been satisfied at “threshold” level, which is 80% of target.
(2)	Represents annual equity incentive awards, 50% of which are in the form of time-vested RSUs which vest on January 1, 2026, subject to continued service through such date, and 50% of which are in the form of PBRSUs which vest on January 1, 2026, but only to the extent that the given performance metric is achieved and subject to continued service through such date. The number of PBRSUs presented assumes that the performance metric has been satisfied at the “maximum” level, which is 100% of target.
(3)	Represents annual equity incentive awards, 50% of which are in the form of time-vested RSUs which vest on January 1, 2027 subject to continued service through such date, and 50% of which are in the form of PBRSUs which vest on January 1, 2027, but only to the extent that the given performance metric is achieved and subject to continued service through such date. The number of PBRSUs presented assumes that the performance metric has been satisfied at the “maximum” level, which is 100% of target.
(4)	The market value is based on the closing price of our common stock on December 31, 2024, which was $23.47.

Option Exercises and Stock Vested
The following table provides information with regard to amounts paid to or received by our NEOs during 2024 as a result of the vesting of RSUs that were granted to the NEOs as part of their compensation agreements.

	Stock Awards
	Number of
	Shares		Value
	Acquired on		Realized on
Name	Vesting (#)		Vesting
(a)	(d)		(e)
Ziv Shoshani	19,983	(1)	$680,821
	19,984	(2)	$681,055

William M. Clancy	4,541	(1)	$154,712
	4,540	(2)	$154,723

Amir Tal	1,719	(1)	$58,566
	1,719	(2)	$58,584

____________________

(1)	Represents a portion of annual equity incentive awards comprised of time-vested RSUs granted to each of our NEOs in 2021. These RSUs vested on January 1, 2024.
(2)
Represents a portion of annual equity incentive awards comprised of performance-based RSUs granted to each of our NEOs in 2021. These PBRSUs vested as of January 1, 2024 based on satisfaction of the applicable performance criteria between January 1, 2021 through December 31, 2023.

Pension Benefits
We maintain pension benefit plans with substantially similar terms as those maintained by Vishay Intertechnology at the time of the spin-off to ensure continuity of benefits for those Vishay Intertechnology employees who became VPG employees at the spin-off. The VPG Non-Qualified Retirement Plan provides defined benefits to U.S. employees and is frozen to further benefit accrual. Employees with five or more years of service are entitled to annual pension benefits beginning at normal retirement age on the first day of the month following the participant’s 65th birthday equal to the sum of 2.1% of the first $10,000 of earnings plus 2.64% of the annual earnings in excess of $10,000 with a new pension unit earned each year. The final pension is the sum of all units earned during the employee’s career. The plan permits early retirement if a participant is at least age 55 and has at least five years of service. Employees may elect to receive their pension benefits in the form of a joint and survivor annuity or other contingent annuities. Employees are 100% vested immediately in their contributions. Employees receive the value of their accumulated benefits as a life annuity payable monthly from retirement. For each employee electing a life annuity, payments are not less than the greater of (a) the employee’s accumulated contributions plus interest or (b) an annuity for five years.

The following table provides information regarding the present value of benefits accrued under the VPG Non-Qualified Retirement Plan and Mr. Shoshani’s retiree medical benefit::

		Number	Present Value
		of Years	of
		Credited	Accumulated	Payments During
Name	Plan Name	Service	Benefit (1)	Last Fiscal Year
(a)	(b)	(#)(c)	($)(d)	($)(e)
Ziv Shoshani	Individual contractual postemployment medical arrangement (2)	n/a	$167,892	$—

William M. Clancy	VPG Non-Qualified Retirement Plan (3)	24	$455,672	$—

____________________

(1)	These amounts have been calculated using interest rate, mortality, and other actuarial assumptions consistent with those used for financial reporting purposes set forth in Note 9 to VPG’s consolidated financial statements included in the Form 10-K.
(2)	Pursuant to Mr. Shoshani’s employment agreement, if his employment ceases on or after his attainment of age 62 (other than for cause), the Company agreed to pay healthcare premiums to cover, for their respective lifetimes, Mr. Shoshani and his spouse and his children until age 26 up to an aggregate amount of $15,000 annually. The amount set forth in the table above represents the present value of this benefit.
(3)	Mr. Clancy elected to begin participating in the Vishay Non-Qualified Retirement Plan effective January 1, 2000 and subsequently transferred to the VPG Non-Qualified Retirement Plan effective January 1, 2010. As a frozen plan, Mr. Clancy accrues no additional benefits. Mr. Clancy is eligible for early retirement under the VPG Non-Qualified Retirement Plan.
Non-Qualified Deferred Compensation
Two of the NEOs participate in the VPG KEWAP (a non-qualified deferred compensation plan), which is available to all employees who meet certain criteria under the Internal Revenue Code. In addition to being eligible to participate in the VPG KEWAP, Mr. Clancy is entitled to receive Company contributions to his VPG KEWAP account associated with his participation in the VPG 401(k) plan. The NEOs are also eligible to elect to defer additional amounts of compensation, subject to certain limitations.
While deferred, amounts are credited with “earnings” based on the performance of notional investment options available under the plan. No portion of the earnings credited during 2024 was “above market” or “preferential.”
The following table sets forth information relating to the activity in the non-qualified deferred compensation plan accounts of the NEOs during 2024 and the aggregate balance of the accounts as of December 31, 2024:

	Executive	Registrant		Aggregate		Aggregate
	Contributions	Contributions		Earnings in	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal		Last Fiscal	Withdrawals/	Last Fiscal
Name	Year	Year (1)		Year	Distributions	Year End
(a)	($)(b)	($)(c)		($)(d)	($)(e)	($)(f)
Ziv Shoshani	$—	$—		$255,314	$—	$1,942,983
William M. Clancy	—	13,800	(2)	78,997	—	599,127
____________________

(1)
These amounts are included in Column (i) of the “Summary Compensation Table” as a component of “All Other Compensation.” No portion of the earnings credited during 2024 was “above market” or “preferential.” Accordingly, no amounts related to earnings on deferred compensation have been included in the “Summary Compensation Table.”

(2)	This amount was contributed by the Company; the Company has an on-going contribution obligation with respect to Mr. Clancy pursuant to the supplemental arrangement described herein under “Compensation Discussion and Analysis—Deferred Compensation and Pension Plans.”

Potential Payments Upon Termination or a Change in Control
Our employment agreements with our NEOs provide certain compensation in the event of termination, as described herein, as well as customary non-solicitation and non-competition covenants as described above in "Employment Agreements". Generally, VPG does not provide any severance specifically upon a change in control. However, our RSU agreements with the NEOs do provide for accelerated vesting upon a change in control. Termination of employment also impacts any outstanding stock options, RSUs, and non-qualified deferred compensation balances.
If we terminate Mr. Shoshani without “cause,” or if Mr. Shoshani resigns with “good reason” (as such terms are defined in his employment agreement) he is entitled to a severance package consisting of:
•24 months of base salary continuation;
•any earned but unpaid performance bonus for the immediately preceding calendar year;
•the immediate vesting of all of the executive’s outstanding time-vested RSUs;

•the executive’s outstanding PBRSUs shall vest on their normal vesting date to the extent applicable performance criteria are realized (provided that upon a change in control, all outstanding PBRSUs would immediately vest as if the performance criteria had been satisfied at the target level);
•a pro rata annual performance bonus (calculated based on his performance bonus target); and
•continuation of certain health and medical benefits for three years following termination, provided that if the Executive’s employment terminates for any reason other than by the Company for "cause," after the executive attains age 62, such coverage will continue for the life of the executive.
If we terminate Messrs. Clancy or Tal without “cause,” or if they resign with “good reason” (as such terms are defined in their respective employment agreements) Mr. Clancy and Mr. Tal are entitled to a severance package consisting of:
•18 months of base salary continuation;
•the immediate vesting of all of their outstanding time-vested RSUs;
•the executive’s outstanding PBRSUs shall vest on their normal vesting date to the extent applicable performance criteria are realized (provided that upon a change in control, all outstanding PBRSUs would immediately vest as if the performance criteria had been satisfied) at the target level;
•any earned but unpaid performance bonus for the immediately preceding calendar year;
•a pro rata annual performance bonus (calculated based on their performance bonus targets): and
•for Mr. Clancy, continuation of certain health and medical benefits for 18 months, or if earlier, the date as of which he is eligible to receive health insurance through another group plan.

The following table sets forth the compensation that Messrs. Shoshani, Clancy, and Tal would have been received had they been terminated without “cause,” or if they resigned with “good reason,” in either such case, as of December 31, 2024.

	Salary Continuation	Bonus	Equity grants	Medical benefit/pension plan	Non-qualified deferred compensation	Total
	(1)	(2)	(3)	(4)	(5)
Ziv Shoshani	$1,357,110	$678,555	$2,469,373	$71,886	$1,942,983	$6,519,907
William M. Clancy	610,350	264,485	584,192	490,536	599,127	2,548,690
Amir Tal	457,158	152,386	238,432	-	-	847,976
____________________

(1)	Represents two years of 2024 base salary, paid over two years, for Mr. Shoshani, and eighteen months of 2024 base salary, paid over eighteen months, for Mr. Clancy and Mr. Tal.
(2)
Represents the target performance bonus for each of our NEOs with respect to performance in 2024. Pursuant to the employment agreements with our NEOs, we are required to pay the target performance bonus for the year in which the NEO was terminated (pro-rated based on when termination occurred).

(3)
Represents the value of 105,214 shares for Mr. Shoshani, 24,891 shares for Mr. Clancy, and 10,159 shares for Mr. Tal of otherwise unvested RSUs and PBRSUs (assuming all performance criteria are met at 100%), based on $23.47, the closing price of our common stock on December 31, 2024.

(4)
For Mr. Shoshani, this amount reflects the estimated value of three years of medical coverage for Mr. Shoshani, his spouse and his children under the age of 26, based on the value of such coverage at December 31, 2024 and assuming 10% increases in annual premiums. For Mr. Clancy, this amount reflects the present value of the balance in his VPG Non-Qualified Retirement Plan account and eighteen months of COBRA payments.

(5)	Represents each NEOs VPG KEWAP balance as of December 31, 2024, as set forth in the “Non-Qualified Deferred Compensation Table.”

The following table sets forth the compensation that would have been received by each of the Company’s NEOs in the event a change of control occurred on December 31, 2024 where the executives remained employed by the Company after such change of control.

	Salary Continuation	Bonus	Equity grants	Medical benefit/pension plan	Non-qualified deferred compensation	Total
			(1)
Ziv Shoshani	$-	$-	$2,469,373	$-	$-	$2,469,373
William M. Clancy	-	-	584,192	-	-	584,192
Amir Tal	-	-	238,432	-	-	238,432
____________________

(1)
Represents the value of 105,214 shares for Mr. Shoshani, 24,891 shares for Mr. Clancy, and 10,159 shares for Mr. Tal of otherwise unvested RSUs and PBRSUs (assuming all performance criteria are met at 100%), based on $23.47, the closing price of our common stock on December 31, 2024.

Impact on Non-Qualified Deferred Compensation Balances
As described herein, the NEOs are eligible to participate in a non-qualified deferred compensation plan. Each participant in VPG’s deferred compensation plan, or the “VPG KEWAP,” must elect, upon initial participation in the plan, the schedule of payments thereunder upon termination of such participant’s employment. Mr. Shoshani elected to receive a lump-sum distribution of the balance of his VPG KEWAP retirement account upon termination of his employment. Mr. Clancy elected to receive distributions from his retirement account over a ten-year period following termination of his employment.
Impact on Restricted Stock Units
In the event of a change in control, or in the event of termination without cause, a voluntary termination by the executive for “good reason,” or a termination due to death or disability, all unvested time-based RSUs vest immediately. If such termination or change in control had occurred at December 31, 2024, Messrs. Shoshani, Clancy, and Tal would have vested immediately in 52,606, 12,446, and 5,080 time-based RSUs, respectively. In addition, in the event of termination without cause, a voluntary termination by the executive for "good reason" or a termination due to death or disability Messrs. Shoshani, Clancy, and Tal would remain eligible to vest in up to 52,608, 12,445 and 5,079 PBRSUs, respectively, subject to the satisfaction of performance criteria associated with those PBRSUs. Such vesting would occur, if at all, upon the Compensation Committee’s determination that the applicable performance criteria have been achieved. On a change in control, however, Messrs. Shoshani, Clancy and Tal would have vested into all such PBRSUs immediately, as if the performance criteria had been satisfied at the target level.
Additional Information on Equity Compensation Plans
The following table provides certain information concerning our equity compensation plans as of December 31, 2024.

			Number of shares of
	Number of shares		common stock remaining
	of common stock to be	Weighted average	for future issuance
	issued upon exercise	exercise price of	under equity compensation
	of outstanding options	outstanding options	plans (excluding shares
	and rights	and rights	reflected in the first column)
Equity compensation plans approved by stockholders (1)
2022 Stock Incentive Plan (2)
Restricted Stock Units	232,004	n/a	440,970
Total 2022 Stock Incentive Plan	232,004		440,970

Equity compensation plans not approved by stockholders	-		-
Total equity compensation plans	232,004		440,970
___________________

(1)	Additional information about these plans is presented in Note 10 to the Company's consolidated financial statements, which is included in the Company's Form 10-K.

(2)	The 2022 Stock Incentive Plan provides for the grant of stock options, restricted stock, unrestricted stock, and RSUs. Therefore, the shares available for future issuance are presented only in total for the program.

CEO Pay Ratio
This information is provided in accordance with the requirements of Item 402(u) of Regulation S-K and the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010.

As permitted under the requirements of Item 402(u) of Regulation S-K that require us to identify our median employee once every three years and calculate total compensation for the employee each year, we identified our median-paid employee by looking at compensation between January 1, 2024 and December 31, 2024 for employees of the Company as of December 31, 2024. The total employee population considered was 2,127 people and we did not exclude any employees, other than our CEO. We used year-end local payroll records, consistently applied, to identify the median employee.

Mr. Shoshani’s annual total compensation for 2024 was $2,130,225, as disclosed in the Summary Compensation Table above. Our median employee’s annual total compensation, calculated consistent with Summary Compensation Table rules, for 2024 was $43,284. Accordingly, the ratio of our CEO’s pay to our median employee is 49:1.

The ratio is influenced by the mix of geographies where the company has operations, and the nature of the work employees perform in the different countries. Approximately 25% of the company’s total workforce is located in low cost countries, including in China and India. Many of these employees are involved in assembly and manufacturing tasks, particularly in China and India.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our CEO and to our other NEOs and certain financial performance of the Company. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis.

Pay Versus Performance Table

					Value of initial fixed $100 investment based on:
Year(1)	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Other NEO's	Average Compensation Actually paid to Other NEO's (2)	Total Shareholder Return	Total Shareholder Return Peer Group (3)		Net Income		Adjusted Net Earnings(4)
2024	$2,130,225	$235,859	$661,866	$344,315	$69.03	$117.84		$9,911,000		$12,700,000
2023	$2,353,920	$1,251,223	$685,134	$491,198	$100.21	$129.44		$25,707,000		$29,669,000
2022	$2,721,053	$3,461,360	$791,514	$908,672	$113.66	$102.98		$36,063,000		$35,884,000
2021	$3,624,818	$4,704,237	$895,018	$1,057,375	$109.18	$121.54		$20,221,000		$25,606,000
2020	$2,240,175	$1,704,560	$702,482	$560,817	$92.59	$107.66	125.75	$10,787,000	10787000	$17,975,000

Notes:

(1)	For each covered year, the CEO was Ziv Shoshani. For each covered year, the Other NEOs were William M. Clancy and Amir Tal.
(2)	For 2024, amounts reported in this column are based on the total compensation and the average of the total compensation reported for our CEO and Other NEOs, respectively in the Summary Compensation Table and adjusted as shown in the table below. Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

(3)	Pursuant to Item 402(v) of Regulation S-K, the Company used the same peer group used for purposes of Item 201(e) of Regulation S-K. The table below shows the companies that comprised the peer group. Beginning in 2024, peer group TSR is to be based solely on the composition of the peer group in the reporting year, which resulted in a revised calculation of the 2020 peer group TSR from what was presented in the prior year report. Additionally, there were errors in the calculations of the peer group TSR that were reported in the prior year for 2022, 2021 and 2020. The corrected values have been presented in this proxy statement and represent an increase in the 2022 peer group TSR of $1.48 or 1.4%, an increase in the 2021 peer group TSR of $0.12 or 0.1%, and a decrease in the 2020 peer group TSR of $0.78 or 0.6%, when compared to the figures presented in the prior year proxy statement.

CTS Corp
Luna Innovations Inc.
inTEST Corporation
Kyowa
Spectris plc
TT Electronics
FARO Technologies Inc.
ESCO Technologies Inc.

(4)
In accordance with SEC rules, the Company is required to include in the Pay versus Performance table the “most important” financial performance measure (as determined by the Company) used to link compensation actually paid to our named executive officers to Company performance for the most recently completed fiscal year. The Company determined Adjusted Net Earnings which is a metric included in our long-term incentive program, meets this requirement and therefore, we have included this financial performance measure in the Pay versus Performance table. For the fiscal years ended 2023 and 2022, a reconciliation of Adjusted Net Earnings to the nearest GAAP measure can be found in the Form 10-K. For the fiscal year ended 2021 and 2020, a reconciliation of Adjusted Net Earnings to the nearest GAAP measure can be found in our Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 1, 2023.

	CEO	Average of Other NEOs
Total reported in 2024 Summary Compensation Table (SCT)	$2,130,225	$661,866
Less: Value of Stock & Option Awards reported in SCT	(1,220,376)	(215,221)
Less: Change in Pension Value and Non-Qualified Deferred Compensation Earnings in SCT	—	—
Plus: Pension Service Cost and impact of Pension Plan Amendments	6,208	—
Plus: Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	426,732	75,268
Plus: Change in Fair Value of Prior Year awards that are Outstanding and Unvested	(446,543)	(75,485)
Plus: FMV of Awards Granted this Year and that Vested this year	—	—
Plus: Change in Fair Value (From Prior Year-End) of Prior Year awards that Vested this year	(660,387)	(102,113)
Less: Prior Year Fair Value of Prior Year awards that failed to vest this year.	—	—
Total Adjustments	(1,894,366)	(317,551)
"Compensation Actually Paid" for Fiscal Year 2024	$235,859	$344,315

Description of the Relationship Between Compensation Actually Paid to our Named Executive Officers and Company Performance

The charts below describe the relationship between compensation actually paid to our chief executive officer and to our other named executive officers (as calculated above) and our financial and stock performance for the indicated years. In addition, the first table below compares our cumulative total shareholder return ("TSR") and peer group cumulative TSR for the indicated years.

Compensation Actually Paid vs. Company Cumulative TSR
Comparison of Company Cumulative TSR and Peer Group Cumulative TSR
Compensation Actually Paid ("CAP")
Total Shareholder Return
$5,000
$4,000
$3,000
$2,000
$1,000
$—
$150.0
$100.0
$50.0
$—
2020
2021
2022
2023
2024
$1,705
$561
$4,704
$1,057
$3,461
$909
$1,251
$491
$236
$344
$107.7
$121.5
$103.0
$129.4
$117.8
$92.6
$109.2
$113.7
$100.2
$69.0
CAP to CEO
Average CAP to Other NEOs
Company TSR
10-K Peer Group TSR

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ("CAP")
Net Income
$5,000
$4,000
$3,000
$2,000
$1,000
$—
$40,000
$30,000
$20,000
$10,000
$—
$1,705
$561
$10,787
$4,704
$1,057
$20,221
$3,461
$909
$36,063
$1,251
$491
$25,707
$236
$344
$9,911
2020
2021
2022
2023
2024
CAP to CEO
Average CAP to Other NEOs
Net Income

Compensation Actually Paid vs Adjusted Net Earnings
Compensation Actually Paid ("CAP)
Adjusted Net Earnings
$5,000
$4,000
$3,000
$2,000
$1,000
$—
$40,000
$32,000
$24,000
$16,000
$8,000
$1,705
$561
$17,975
$4,704
$1,057
$25,606
$3,461
$909
$35,884
$1,251
$491
$29,669
$236
$344
$12,700
2020
2021
2022
2023
2024
CAP to CEO
Average CAP to Other NEOs
Adjusted Net Earnings

Company’s Most Important Financial Performance Measures

The following were the most important financial performance measures, as determined by the Company, that link the compensation actually paid to our CEO and Other NEOs to the Company’s performance for the most recently completed fiscal year.

Adjusted operating margin
Adjusted EBITDA
Cumulative adjusted net earnings
Cumulative adjusted free cash

Each of these financial performance measures are used in our incentive programs to determine the level of payout. For more information on each of these performance measures, see Annual Performance Cash Bonus and Equity Compensation beginning on page 27 of this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
VPG maintains employment agreements with our CEO and each of our other executive officers. See “Executive Compensation” herein. We historically have had significant agreements, transactions, and relationships with Vishay Intertechnology. See Note 17 to our consolidated financial statements included in the Form 10-K and “Agreements with Vishay Intertechnology” herein. For a more detailed discussion of these arrangements, see “Agreements with Vishay Intertechnology” in our information statement, dated June 22, 2010. The information statement was filed on June 22, 2010 as Exhibit 99.1 to our Registration Statement on Form 10.
Steven C. Klausner was Vice President and Treasurer of VPG until he retired effective December 31, 2024.
Mr. Klausner is the brother-in-law of Marc Zandman. Mr. Klausner received salary, bonus, and benefits of $378,328 for 2024.
Mr. Alon Shagir is an employee of Vishay Advanced Technologies, a subsidiary of Vishay Precision Group, Inc. Mr. Shagir is the brother-in-law of Marc Zandman. Mr. Shagir received salary, bonus, and benefits of $194,000 for 2024.
Our Board has adopted a written Related Party Transaction Policy that governs the review and approval of related party transactions between our Company and our directors and executive officers and their families; stockholders owning in excess of 5% of any class of our securities; and certain affiliates of these persons. The Nominating and Corporate Governance Committee has the responsibility to administer the policy. All related party transactions, including employment relationships and charitable contributions, must be approved in advance by the Nominating and Corporate Governance Committee. Members of the committee may not participate in any review, consideration, or approval of any transaction involving such member, any family member of such member, or any entity with which such member is affiliated. A copy of the Related Party Transaction Policy is available to stockholders in print upon request.
Our Related Party Transaction Policy requires that all new employment relationships with a family member of a director or executive officer be approved by the Nominating and Corporate Governance Committee. The committee also must undertake an annual review of on-going employment relationships of family members of any director or executive officer.
Agreements with Vishay Intertechnology
In connection with the spin-off, we and Vishay Intertechnology entered into certain agreements which govern our relationship with Vishay Intertechnology and provide for the allocation of employee benefits, tax and other liabilities and obligations. The following are brief summaries of the terms of the material agreements we entered into with Vishay Intertechnology. Each summary is qualified in its entirety by reference to the full text of the applicable agreement.
The Separation
In a series of transactions culminating on July 6, 2010, Vishay Intertechnology moved its precision measurement and foil resistor businesses to us, including assets and equity interests of certain subsidiaries of Vishay Intertechnology, and we moved a small amount of assets that we held and that did not constitute part of our business to Vishay Intertechnology. Except as specified in the master separation agreement, we agreed to assume and perform all of the liabilities (including contingent liabilities) and obligations arising under or relating to the operation of the precision measurement and foil resistor businesses or the assets and equity interests that were transferred to us as part of the separation, whether incurred before or after the separation.
Tax Matters Agreement
In connection with the master separation agreement, we entered into a tax matters agreement with Vishay Intertechnology. This agreement (1) governs the allocation of U.S. federal, state, local, and foreign tax liability between us and Vishay Intertechnology, (2) provides for certain restrictions and indemnities in connection with the tax treatment of the distribution, and (3) addresses certain other tax-related matters.
Lease Agreements
We and Vishay Intertechnology, or our respective subsidiaries, entered into lease agreements for space in Malvern, Pennsylvania and Akita, Japan. In each case, the lease is at a market rate and on customary terms for a lease of its nature. We intend to continue the lease arrangement in Akita, Japan for the foreseeable future. The lease arrangement in Malvern, Pennsylvania was terminated at the end of January 2024.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2024 compensation of our NEOs.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. We are asking our stockholders to approve the following advisory resolution at the 2025 Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

The "say-on-pay" vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Following a vote by our stockholders at our 2023 Annual Meeting, our Board determined that we would conduct a “say-on-pay” vote annually. We expect that the next say-on-pay vote will occur at the Company’s 2026 Annual Meeting.

The Board unanimously recommends that you vote "FOR" the approval of the compensation of the NEOs as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Exchange Act, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

OTHER MATTERS
This proxy statement includes all of the business that the Board intends to present at the annual meeting. The Board is not aware of any other matters proposed to be presented at the meeting. If any other matters are properly brought before the annual meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.
AVAILABILITY OF ANNUAL REPORT AND FORM 10-K TO STOCKHOLDERS
This proxy statement and our 2024 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for fiscal year ended December 31, 2024, are available at our Investor Relations page at https://ir.vpgsensors.com. VPG will provide to any stockholder, upon written request and without charge, a copy of our most recent Annual Report on Form 10-K, including the financial statements, as filed with the Securities and Exchange Commission. All requests for such reports should be directed to Investor Relations, Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, PA 19355, telephone number (484) 321-5300.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2026 ANNUAL MEETING
Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2026 Annual Meeting of Stockholders must be received by us no later than December 12, 2025 and must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission.
In accordance with our current bylaws, for a director nomination or a proposal of a stockholder to be raised from the floor and presented at our 2026 Annual Meeting of Stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (A) not prior to close of business January 21, 2026 nor later than close of business on February 20, 2026 or (B) in the event that the 2026 Annual Meeting of Stockholders is held prior to April 21, 2026 or after June 20, 2026, notice by the stockholder must be so received not later than the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public announcement of the date of the annual meeting was made. A stockholder’s notice of intention to present a director nomination or a proposal should be addressed to our Secretary, Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, Pennsylvania 19355.

The form of proxy issued with our 2026 proxy statement will confer discretionary authority to vote for or against any proposal made by a stockholder at our 2026 Annual Meeting of Stockholders and which is not included in our proxy statement. However, such discretionary authority is not permitted to be exercised if the stockholder proponent has given notice to our Secretary of such proposal between January 21, 2026 and February 20, 2026 and certain other conditions provided for in the SEC’s rules have been satisfied.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act.

By order of the Board of Directors,

/s/ William M. Clancy
William M. Clancy
Chief Financial Officer and Corporate Secretary

April 11, 2025

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
                                                                                                                      Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 20, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
                                                                                                                      During The Meeting -
Go to www.virtualshareholdermeeting.com/VPG2025
                                                                                                                      You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
                                                                                                                     VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 20, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VISHAY PRECISION GROUP, INC. 3 GREAT VALLEY PARKWAY SUITE 150 MALVERN, PA 19355

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

			For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01) Kobi Altman		02) Sejal Shah Gulati	03) Erez Lorber			04) Saul Reibstein	05) Ziv Shoshani
06) Nava Swersky Sofer		07) Timothy Talbert
The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain
2.	To approve the ratification of Brightman Almagor Zohar & Co., a firm in the Deloitte global network, as Vishay Precision Group, Inc.'s independent registered public accounting firm for the year ending December 31, 2025.							☐	☐	☐

3.	To approve the non-binding resolution relating to the executive compensation.							☐	☐	☐

NOTE: Such other business as may be brought properly before the meeting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

VISHAY PRECISION GROUP, INC.
Annual Meeting of Stockholders
May 21, 2025 9:00 AM ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Ziv Shoshani and William M. Clancy, and each of them acting individually, with full power of substitution, to vote all shares of common stock and Class B common stock of Vishay Precision Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vishay Precision Group, Inc. to be held via remote communication on Wednesday, May 21, 2025 at 9:00 AM ET, and at any postponement or adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as indicated on the reverse side.

This proxy, when properly executed, will be voted as directed, or if no direction is given, will be voted "FOR" all director nominees and "FOR" proposals 2 and 3. This proxy, when properly executed, also delegates discretionary authority with respect to any other business that may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.
The stockholder signing this proxy hereby acknowledges receipt of the notice of annual meeting and proxy statement.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side